Table of Contents

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

Preliminary Offering Circular (Subject to Completion)	May 15, 2018

THINKING GREEN 170 S. Green Valley Parkway, Suite 300 Henderson, Nevada 89012 702 202-0068

$25,000,000 MAXIMUM OFFERING AMOUNT (12,500,000 SHARES OF COMMON STOCK)

This is the initial public offering (the “Offering”) of securities of Thinking Green (the “Company,” “we” or “our”), a Nevada corporation. We are offering a maximum of 12,500,000 shares (the “Maximum Offering”) of our Common stock, par value $0.001 (the “Common Stock”) at an offering price of $2.00 per share (the “Offered Shares” or “Shares”). This Offering is being conducted on a “best efforts” basis without any minimum offering amount pursuant to Regulation A promulgated under the Securities Act of 1933, as amended (the “Securities Act”), for Tier 2 offerings. See “Securities Being Offered” of this Offering Circular for more information. This Offering will terminate upon the earlier of (1) the date on which the Maximum Offering is sold, (2) the date on which is one year from the date this Offering begins, or (3) the date on which this Offering is earlier terminated by the Company in its sole discretion (the “Termination Date”). The Company may undertake one or more closings on a rolling basis upon receipt and acceptance of subscriptions. See “Plan of Distribution” of this Offering Circular for more information. Until we complete a closing, the proceeds for the Offering will be kept in an escrow account. At a closing, the proceeds will be distributed to the Company and the associated Offered Shares will be issued to the investors in such Offered Shares. If there are no closings or if funds remain in the escrow account upon termination of this Offering without any corresponding closing, the investments for this Offering will be promptly returned to investors, without deduction and generally without interest. Prime Trust, LLC will serve as the escrow agent and will retain interest accrued from funds deposited in the escrow account as partial compensation for serving as escrow agent. The minimum purchase requirement per investor is 250 Offered Shares ($500); however, we can waive the minimum purchase requirement on a case-by-case basis in our sole discretion.

We expect to commence the sale of the Offered Shares as of the date on which the offering statement of which this Offering Circular is a part (the “Offering Statement”) is qualified by the United States Securities and Exchange Commission (the “SEC”). Prior to this Offering, there has been no public market for our Common Stock.

Investing in our Common Stock involves a high degree of risk, and you should not invest unless you can afford to lose your entire investment. See “Risk Factors” beginning on page 3 of this Offering Circular for a discussion of certain risks that you should consider in connection with an investment in our Common Stock.

	Price to Public	Underwriting Discount and Commissions (1)(2)	Proceeds to Issuer(1)(2)
Per Share	$2.00	$0.20	$1.80
Total Maximum Offering	$25,000,000	$2,500,000	$22,500,000

(1)	We estimate that our total offering expenses (including printing, legal, accounting, etc.), including underwriting discount, (if any) and commissions, will be approximately $2,500,000, assuming the Maximum Offering amount is sold.

(2)	The Shares will be offered on a “best-efforts” basis by the Company’s Officers, Directors and Employees, and may be offered through Broker-Dealers who are registered with the Financial Industry Regulatory Authority (“FINRA”), or through other independent referral sources. As of the date of this Offering Circular, (i) no selling agreements had been entered into by the Company with any Broker-Dealer firms, and (ii) no posting agreements had been entered into by the Company with any crowdfunding websites (such service provider referred to as “Portal Provider”). Selling commissions may be paid to Broker-Dealers who are members of FINRA with respect to sales of Shares made by them and compensation may be paid to consultants in connection with the offering of Shares. The Company may also pay incentive compensation to Registered Broker-Dealers in the form of Common Stock or Stock Options with the Company. The Company will indemnify participating Broker-Dealers with respect to disclosures made in the Offering Circular. In the event the Company engages the services of a Broker Dealer or Underwriter post-qualification of the Offering, the Company shall file a post-qualification amended registration statement with the United States Securities and Exchange Commission disclosing the terms and conditions of the engagement with the Broker Dealer and/or Underwriter.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, THE COMPANY ENCOURAGES YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, THE COMPANY ENCOURAGES YOU TO REFER TO WWW.INVESTOR.GOV

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR SELLING LITERATURE. THESE SECURITIES ARE OFFERED UNDER AN EXEMPTION FROM REGISTRATION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THESE SECURITIES ARE EXEMPT FROM REGISTRATION.

The Company is following the “Offering Circular” format of disclosure under Regulation A.

The date of this Offering Circular is May 15, 2018.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under “Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Description of Business” and elsewhere in this Offering Circular constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “predict,” “probable,” “possible,” “target,” “continue,” “look forward,” “assume,” “may,” “might,” “plan,” “potential,” “should,” “will” and “would” or the negatives of these terms or other comparable terminology.

You should not place undue reliance on forward-looking statements. The cautionary statements set forth in this Offering Circular, including in “Risk Factors” and elsewhere, identify important factors which you should consider in evaluating our forward-looking statements.

Although the forward-looking statements in this Offering Circular are based on our beliefs, assumptions and expectations, taking into account all information currently available to us, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material and adverse. We undertake no obligation, other than as may be required by law, to re-issue this Offering Circular or otherwise make public statements updating our forward-looking statements.

ADDITIONAL CAUTIONARY NOTES

THERE IS, AT THIS TIME, NO PUBLIC MARKET FOR THE SECURITIES. THE OFFERING PRICE MAY NOT REFLECT THE MARKET PRICE OF OUR SHARES AFTER THE OFFERING. THE COMPANY DOES NOT INTEND TO SEEK A PUBLIC LISTING FOR OUR SHARES. MOREOVER, OUR COMMON STOCK IS NOT LISTED FOR TRADING ON ANY EXCHANGE OR AUTOMATED QUOTATION SYSTEM. THE COMPANY PRESENTLY DOES NOT INTEND TO SEEK SUCH LISTING FOR ITS COMMON STOCK, BUT SHOULD IT HEREINAFTER ELECT TO DO SO, THERE CAN BE NO ASSURANCES THAT SUCH LISTING WILL EVER MATERIALIZE.

THE COMPANY HAS MADE ARRANGEMENTS TO PLACE FUNDS RAISED THROUGH THIS OFFERING IN AN ESCROW MAINTAINED BY PACIFIC MERCANTILE BANK. ANY INVESTOR WHO PURCHASES SECURITIES IN THIS OFFERING WILL HAVE NO ASSURANCE THAT OTHER PURCHASERS WILL INVEST IN THE OFFERING. ACCORDINGLY, IF THE COMPANY SHOULD FILE FOR BANKRUPTCY PROTECTION, OR A PETITION FOR INSOLVENCY BANKRUPTCY IS FILED BY CREDITORS AGAINST THE COMPANY, INVESTOR FUNDS WILL BECOME PART OF THE BANKRUPTCY ESTATE AND ADMINISTERED ACCORDING TO THE BANKRUPTCY LAWS.

THIS OFFERING CIRCULAR CONTAINS ALL OF THE REPRESENTATIONS BY THE COMPANY CONCERNING THIS OFFERING, AND NO PERSON SHALL MAKE DIFFERENT OR BROADER STATEMENTS THAN THOSE CONTAINED HEREIN. INVESTORS ARE CAUTIONED NOT TO RELY UPON ANY INFORMATION NOT EXPRESSLY SET FORTH IN THIS OFFERING CIRCULAR.

INVESTMENT IN SMALL BUSINESSES INVOLVES A HIGH DEGREE OF RISK, AND INVESTORS SHOULD NOT INVEST ANY FUNDS IN THIS OFFERING UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED.

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFER MADE BY THIS OFFERING CIRCULAR, NOR HAS ANY PERSON BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON. THIS OFFERING CIRCULAR DOES NOT CONSTITUTE AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL OR ANY PERSON TO WHO IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS OFFERING CIRCULAR NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF OUR COMPANY SINCE THE DATE HEREOF.

THIS OFFERING CIRCULAR MAY NOT BE REPRODUCED IN WHOLE OR IN PART. THE USE OF THIS OFFERING CIRCULAR FOR ANY PURPOSE OTHER THAN AN INVESTMENT IN SECURITIES DESCRIBED HEREIN IS NOT AUTHORIZED AND IS PROHIBITED.

THIS OFFERING IS SUBJECT TO WITHDRAWAL OR CANCELLATION BY THE COMPANY AT ANY TIME AND WITHOUT NOTICE. THE COMPANY RESERVES THE RIGHT IN ITS SOLE DISCRETION TO REJECT ANY SUBSCRIPTION IN WHOLE OR IN PART NOTWITHSTANDING TENDER OF PAYMENT OR TO ALLOT TO ANY PROSPECTIVE INVESTOR LESS THAN THE NUMBER OF SECURITIES SUBSCRIBED FOR BY SUCH INVESTOR. THE OFFERING PRICE OF THE SECURITIES IN WHICH THIS OFFERING CIRCULAR RELATES HAS BEEN DETERMINED BY THE COMPANY AND DOES NOT NECESSARILY BEAR ANY SPECIFIC RELATION TO THE ASSETS, BOOK VALUE OR POTENTIAL EARNINGS OF THE COMPANY OR ANY OTHER RECOGNIZED CRITERIA OF VALUE.

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We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with any information other than the information contained in this Offering Circular. The information contained in this Offering Circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this Offering Circular nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by the federal securities laws.

Unless otherwise indicated, data contained in this Offering Circular concerning the agriculture, food production and clean energy industries and the other markets relevant to our operations are based on information from various public sources. Although we believe that these data are generally reliable, such information is inherently imprecise, and our estimates and expectations based on these data involve a number of assumptions and limitations. As a result, you are cautioned not to give undue weight to such data, estimates or expectations.

In this Offering Circular, unless the context indicates otherwise, references to “Thinking Green,” “we,” the “Company,” “our” and “us” refer to the activities of and the assets and liabilities of the business and operations of Thinking Green.

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SUMMARY

This summary highlights selected information contained elsewhere in this Offering Circular. This summary is not complete and does not contain all the information that you should consider before deciding whether to invest in our Common Stock. You should carefully read the entire Offering Circular, including the risks associated with an investment in the Company discussed in the “Risk Factors” section of this Offering Circular, before making an investment decision. Some of the statements in this Offering Circular are forward-looking statements. See the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

Company Information

Thinking Green was incorporated in Nevada on October 17, 2013. Our principal executive office is located at 170 S. Green Valley Parkway, Suite 300, Henderson, NV 89012 and our telephone number is (702) 202-0068. Our website address is www.thinkinggreen-usa.com. We do not incorporate the information on, or accessible through, our website into this Offering Circular, and you should not consider any information on, or accessible through, our website to be a part of this Offering Circular.

Our Business

The strategic objective of Thinking Green is to become an integrated environmentally aware food producer for metropolitan areas where there may be inherent detrimental aspects to food growing and delivery of food. Thinking Green will integrate solar powered hydro-aquaponics, sprouting, organic waste into energy, and organically raised animals into an "off-the-grid" reproducible and “scalable” facility.

The primary objective of the business model is to counteract the rising cost of food, fuel and transportation while in a sustainable manner minimizing the ecological footprint for the production of food and its delivery.

Thinking Green’s business model product output does not sacrifice the quality of the end product or settle for inferior products due to "minimizing" the ecological footprint. The main facet of Thinking Green's forward thinking closed-loop system is the reproducible aspect, which can be “scaled” to other areas of the country and internationally. In particular, to national and international areas where the climate is extreme or where there is little land and resources for the production of food and energy.

Thinking Green‘s first closed-loop system will be outside the metropolitan area of Las Vegas, Nevada. Extreme heat, lack of rain, dry climate and fluctuating soil conditions make for a perfect environment for the first system. Other systems can be established in the country where there are extreme temperatures, little cultivable land, water is a premium, the food is desired to be organic or there is a need for high quantities and quality of food production. Internationally, like the islands of the Caribbean or South Pacific where almost all of the food is imported and lacking of land for major food supplies or the desert countries of the Middle East. This scalable attribute of the facilities can be decreased, increased or expanded as needed and are virtually “off-the-grid.” The future of food and energy production by just ... THINKING GREEN!

Going Concern

Our consolidated financial statements appearing elsewhere in this Offering Circular have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As of December 31, 2017, the Company had $2,503 in assets and $34,574 in liabilities. As of December 31, 2017, the Company had incurred total expenses since inception of $51,699. Since inception, we have generated no revenues and have incurred net losses. The Company has suffered losses from operations and has a net capital deficiency. These matters raise substantial doubt about our ability to continue as a going concern. Our consolidated financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources.”

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The Offering

Issuer:	Thinking Green

Securities Offered:	A maximum of 12,500,000 shares of our Common Stock, par value $0.001 (“Common Stock”) at an offering price of $2.00 per share (the “Offered Shares”).

Number of Shares of Common Stock
Outstanding before the Offering: (1)	24,525,000 shares

Number of Shares of Common Stock
to be Outstanding after the Offering: (1)	37,025,000 shares, if the maximum amount of Offered Shares are sold.

Price per Share:	$2.00

Minimum Offering:	None

Maximum Offering:	12,500,000 shares of our Common Stock at $2.00 per share, or $25,000,000

Minimum Investment:	250 shares of our Common Stock, or $500

Offering Period	The Offering will commence promptly after the date of this Offering Circular and will close (terminate) upon the earlier of (1) the sale of 12,500,000 shares of Common Stock, (2) one year from the date this Offering begins, or (3) a date prior to one year from the date this Offering begins that is so determined by the Company in its sole discretion. See “Plan of Distribution.”

Use of Proceeds:	If we sell all of the shares being offered, our net proceeds (after deducting the estimated offering expenses, including underwriting discount and commissions (if any) will be approximately $22,500,000. We will use these net proceeds for land, building and construction cost of the facilities, equipment, marketing and sales, and working capital. See “Use of Proceeds.”

Risk Factors:	Investing in our Common Stock involves a high degree of risk. See “Risk Factors.”

(1)	The number of shares of Common Stock outstanding excludes the 2,000,000 shares of Common Stock reserved for potential future issuance up to 2,000,000 shares as an incentive for the developer of the facility upon completion of the project.

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RISK FACTORS

An investment in our Common Stock involves a high degree of risk. You should carefully consider the following risk factors, together with the other information contained in this Offering Circular, before purchasing our Common Stock. Any of the following factors could harm our business, financial condition, results of operations or prospects, and could result in a partial or complete loss of your investment. Some statements in this Offering Circular, including statements in the following risk factors, constitute forward-looking statements. Please refer to the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

Reliance Upon Management.

The Company is largely dependent upon the personal efforts of its current management, the loss of any of which could have a material adverse effect upon the Company's business and prospects. The success of the Company will in significant part depend upon the efforts and abilities of management, including such consultants as may be engaged in the future. Additionally, as the Company implements its plan of operations, it will require the services of additional skilled personnel. There can be no assurance that the Company can attract persons with the requisite skills and training to meet its future needs or, even if such persons are available, that they can be hired on terms favourable to the Company. See "Directors, Executive Officers, and Significant Employees."

Uncertainty as to Management's Ability to Control Costs and Expenses.

With respect to the Company's implementation of the growth and plan of its operations, the Company cannot accurately project or give any assurance with respect to Management's ability to control the Company's development and operating costs and/or expenses. Consequently, even if the Company is successful in implementing the growth and plan of its operations, if Management is not able to adequately control costs and expenses, such operations may not generate any profit or may result in operating losses.

Our Independent Registered Public Accounting Firm has expressed in its Report on our Audited Consolidated Financial Statements a Substantial Doubt about our Ability to Continue as a Going Concern.

We have generated no revenues and have incurred net losses, and we are therefore dependent upon external sources for the financing of our operations. The Company has suffered losses from operations and has a net capital deficiency. As a result, our independent registered public accounting firm has expressed in its report on the consolidated financial statements included as part of this Offering Circular a substantial doubt regarding our ability to continue as a going concern. Our consolidated financial statements do not include any adjustments that might result if we are unable to continue as a going concern. If we are unable to continue as a going concern, holders of our Common Stock might lose their entire investment.

Best Efforts Nature of this Offering.

This Offering is made on a “best efforts” basis only. There is no minimum number of Common Shares required to be sold before the proceeds are released to the Company’s operating account. Therefore, there can be no assurance as to how much the Company will realize from this Offering, or if the amount realized will be adequate for its needs.

Possible Adverse Effect of Government Regulations and Other Regulatory Changes.

Our operations are subject to extensive government regulations and federal, state and municipal approvals. The operations of a food and energy production facility(s) are contingent upon approval and maintaining all necessary regulatory licenses, permits, approvals, registrations, orders and authorizations. We believe that our business model and operational methodology will be in compliance with relevant federal and state laws, rules and regulations. However, laws and regulations may change on a federal or state basis in the future. We will continuously monitor these possible developments and modify our operations and strategies from time to time as the regulatory environment changes. However, if the said regulations lead to the increased capital requirements, additional bonding, insurance and/or other capital-intensive conditions, our ability to operate in certain states and territories may be diminished and our operations in general may be adversely affected. There is no assurance that future laws and regulations could impose a significant increase in compliance costs.

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Risk of changes in taxation of various governments and agencies.

The Company will be subject to taxation in the United States at the federal, state and local level. Specific rates of taxation can be changed by legislative action. Increases in taxation could adversely affect our results.

Risk related to Substantial Indebtedness.

The Company may, in the future be highly leveraged and future cash flows may not be sufficient to meet its obligations, and as such may have difficulty obtaining more financing. There may be instances where terms governing debt facilities may subject the Company to certain limitations such as not being permitted to incur additional indebtedness, including secured senior and subordinated indebtedness. Or the Company may have certain cash flows and revenues be subject to “waterfall” debt distribution provisions whereas a hierarchy order of payment is diverted directly to certain debt facilities first prior to the Company having access to any cash flows or revenue streams remaining, if any.

No Dividends and None Anticipated.

The Company has not paid any dividends nor, by reason of its contemplated financial requirements, does it anticipate paying any dividends upon its Common Shares in the foreseeable future. The Company currently intends to retain all available funds and any future earnings to fund the development, operation and growth of its business. Furthermore, since a portion of its future financing may be debt financing rather than equity, any financial institution, which provides such financing will impose limitations and/or restrictions upon the payment of future dividends while such financing is outstanding. See "Securities Being Offered."

Competition.

The Company likely will face intense competition from other companies. Most of our anticipated competitors will probably have long operating histories, some with greater name recognition and larger customer bases. It is also probable that they would have significantly more financial resources and marketing experience than the Company. There can be no assurance that developments by the Company’s current or potential competitors will not render the Company’s food products and energy production obsolete or less than profitable. In addition, the Company expects to face competition from new entrants into its targeted industry segments. There can be no assurance that the Company will have sufficient resources to maintain its food and energy production efforts on a competitive basis, or that the Company will be able to make the operational adjustments necessary to maintain a competitive advantage with respect to its food and energy production facilities. Increased competition could result in increasing or decreasing in prices, higher costs, higher labor costs and reduced operating margins, any of which could materially and adversely affect the Company’s business, financial condition and results of operations. In the food production business, operations are susceptible to delays, cost overruns and other uncertainties such as pests, bacteria, fungus and diseases which could adversely affect our business, financial condition and results of operations. The ability of the Company to compete successfully depends upon a number of factors, including our responsiveness to changes in the food and energy industries, economic pressures and changes in the public’s spending habits. However, there is no assurance that the Company will be able to successfully compete with such other companies and continue its viable commercial operations. See "Description of Business."

Continued Control by Present Shareholders.

After the completion of this Offering, present shareholders including our officers, directors and principal shareholder will continue to own the majority of the Company's outstanding Common Shares. The Company's Articles of Incorporation do not provide for cumulative voting. Therefore, after completion of this Offering, present shareholders including our officers, directors and principal shareholder will continue to be able to elect all the Company's directors, appoint its officers, and control its affairs and operations.

Potential Need for Additional Financing.

The proceeds realized by the Company from this Offering will be used for general operating capital purposes and to provide for the maintenance and further expansion of the Company's business and will be sufficient to meet our anticipated cash needs over the next twelve months. Consequently, if less than all of the Common Shares offered are sold, it is likely that the Company will require additional financing in order to meet such needs and fully develop its planned operations as discussed under "Management’s Discussion and Analysis of Financial Condition and Results of Operations.” There can be no assurance that such financing will be available or, if available, that it can be obtained on terms favourable to the Company.

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Unallocated Use of Proceeds and Management Discretion.

A portion of the proceeds from this Offering have not been allocated for a specific purpose but, rather, have been designated as “Working Capital.” As such, Management will have unlimited discretion in the use of these funds and the Company’s shareholders, including investors herein, will have no say in such determination. Therefore, potential investors should not purchase Common Shares herein unless they are willing to trust present Management to utilize the proceeds in a commercially prudent manner. The net proceeds from this Offering will be used for the purposes under “Use of Proceeds.”

No Public Market for Offered Securities.

There is currently no public market for any of the Offered Shares. No assurance can be given that the Company will register any of the Offered Shares or that investors will be able to recoup their investment.

Risks of Low-Priced Stocks; Possible Effect of "Penny Stock” Rules on Liquidity for the Company's Securities.

There is no public market for the Offered Common Shares. Trading, if it shall occur, in the Company’s stock could be subject to the “Penny Stock Rules” which require brokers to provide additional disclosure in connection with any trades of “penny stock.” The broker must deliver, prior to the trade, a disclosure describing the penny stock market and the risks associated with that market. The “penny stock” regulations could limit the ability of brokers to sell and purchasers to buy the Shares offered in this prospectus. The Company’s stock will be subjected to the “Penny Stock” rules until its market price reaches a minimum $5.00 per share, subject to certain exceptions. The Offered Common Stock, if registered, will most likely be traded and quoted on the Over-the-Counter Bulletin Board, which could cause some difficulty in disposing of the stock and getting accurate quotes on its market price. Specifically, the Company will become subject to Rule15c2-6 under the Exchange Act, which imposes additional sales practice requirements on broker-dealers which sell such securities to persons other than established customers and "accredited investors" (generally, individuals with net worth in excess of $1,000,000 or annual incomes exceeding $200,000). For transactions covered by this Rule, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent for the transaction prior to sale. Consequently, such Rule may affect the ability of broker-dealers to sell the Company's securities and may affect the ability of purchasers in this Offering to sell any of the securities acquired hereby in the secondary market. The Commission has adopted regulations which define a "penny stock" to be any equity security that has a market price (as therein defined) less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the Commission relating to the penny stock market. Disclosure is also required to be made about commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

The foregoing required penny stock restrictions will not apply to the Company's securities if such securities are listed on the NASDAQ National Market System, or otherwise listed on NASDAQ and have certain price and volume information on a current and continuing basis or if the Company meets certain minimum net tangible assets or average revenue criteria. At present, the Company does not qualify for such exemption. There can also be no assurances that the Company's securities will in the future qualify for exemption from these restrictions. In any event, even if the Company's securities were exempt from such restrictions, the Company would remain subject to Section 15(b)(6) of the Exchange Act, which gives the Commission the authority to prohibit any person that is engaged in unlawful conduct while participating in a distribution of penny stock from associating with a broker-dealer or participating in a distribution of penny stock, if the Commission finds that such restriction would be in the public interest. If the Company's securities were subject to the rules on penny stocks, following this Offering, the market liquidity for the Company's securities would be adversely affected.

Compliance with Securities Laws

The Company’s Securities are being offered for sale in reliance upon certain exemptions from the registration requirements of the Securities Act, and applicable state securities laws. If the sale of Securities were to fail to qualify for these exemptions, purchasers may seek rescission of their purchases of Securities. If a number of purchasers were to obtain rescission, we would face significant financial demands, which could adversely affect the Company as a whole, as well as any non-rescinding purchasers.

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USE OF PROCEEDS

If we sell all of the shares being offered, our net proceeds (after deducting the estimated offering expenses, including underwriting discount and commissions (if any) of $2,500,000) will be approximately $22,500,000. We will use these net proceeds for:

•	building of the first facility outside of Las Vegas, Nevada, which includes the greenhouse(s), aquaculture, anaerobic digester, rendering/processing, livestock, packaging and distribution and other structures and facilities;
•	land acquisition;
•	marketing and sales campaign costs; and
•	working capital and other general corporate purposes.

The following table sets forth a breakdown of our estimated use of our net proceeds as we currently expect to use them, assuming the sale of, respectively, 100%, 75%, 50% and 25% of the shares offered for sale in this Offering

Assumed Percentage of Shares Sold	100%	75%	50%	25%
Price to public	$25,000,000	$18,750,000	$12,500,000	$6,250,000
Underwriter discount, commissions, offering expenses	2,500,000	1,875,000	1,250,000	625,000
Net proceeds	$22,500,000	$16,875,000	$11,250,000	$5,625,000

Buildings, construction, land acquisition	$12,000,000	$10,500,000	$6,500,000	$2,500,000
Marketing and sales costs	3,000,000	1,250,000	1,000,000	750,000
Working capital, other general corporate purposes	7,500,000	5,125,000	3,750,000	2,375,000
Total use of proceeds	$22,500,000	$16,875,000	$11,250,000	$5,625,000

As indicated in the table above, if we sell only 75%, or 50%, or 25% of the shares offered for sale in this Offering, we would expect to use the resulting net proceeds for the same purposes as we would use the net proceeds from a sale of 100% of the shares, and in approximately the same proportions.

The expected use of net proceeds from this Offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve and change. The amounts and timing of our actual expenditures, specifically with respect to working capital, may vary significantly depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this Offering.

Based upon the assumed percentage of shares sold (represented by the 100%, 75%, 50% and 25% figures in the table above), it is anticipated that the resulting proceeds would enable the Company to achieve full or limited operational functionality (depending on the amount sold in this Offering).

As depicted in the table above, if the Company only is able to sell 25% of the shares in this Offering, the acquisition of the land, its improvement (“shovel ready”), first operational buildings constructed, hiring of limited number of employees and working capital could take place. In other words, the Company could have its first facility operational on a scaled down basis with a raise of $5,625,000. Accordingly, revenues, income and the scope of operations would be more limited than if the other percentages (100%, 75% or 50%) of shares depicted in the above table had been sold in this Offering.

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The proprietary nature of the facility’s building and operations are such that a significant amount of the structures will be engineered and manufactured offsite and then erected on the facility’s site. This should significantly reduce construction costs (on certain structures, it has been quoted at less than $30 a square foot fully erected on site including the building pad), time of construction (on certain structures from design to fully erected on site of less than 90 days) in its first facility. This will enable the Company in the future to build facilities in other locations (potential future expansions) in the United States and internationally. This is because the Company can engineer and manufacture a significant portion of the facility offsite specific to the attributes of a given location.

The Company’s strategic objective for the facility is to be able to both scale (increase or decrease) and reproduce the facility. Being able to scale down or scale up the facility either in overall size or just a component or segment of the facility is a key dimension of the Company’s objective. Whether it is because of the amount of funding available and scaling down or scaling back the project is necessary, or because of a certain component or segment (for example, more meat production) has a higher demand and scaling up that component or segment is necessary. The ability and capacity to do so with efficiency and expediency is built into the design, concept and Company’s strategic objective.

Another aspect of the Company’s strategic objective is the scope of the operations can be adjusted based upon size and shape of the land, amount of funds raised and limiting the size of buildings and output from the operations. The proprietary nature of the integrated operations (hydroponics, aquaponics, livestock, green energy production, etc.) are geared to the engineering and offsite manufacturing of the facilities.

In the event we do not sell all of the shares being offered, we may seek additional financing from other sources in order to support the intended use of proceeds indicated above. The Company may seek to raise additional funds through additional issuances of equity or debt, or obtain financing from financial institutions. Being the operations and the outputs from the operations are primarily agricultural in nature and rurally located, the Company may pursue United States Department of Agriculture (“USDA”) financing, grants and assistance as well as other types of governmental (federal, state, county and city) agencies (such as programs for hiring minorities and veterans). The Company may seek other traditional and non-traditional financing such as equipment loans/leases, building loans/leases and EB-5 Visa program financing, which may become available to raise additional funds and supplement this Offering. The Company will attempt to locate larger accredited investors and financial institutions for such financing. If we secure additional equity funding, investors in this Offering would be diluted. In all events, there can be no assurance that additional financing would be available to us when wanted or needed and, if available, on terms acceptable to us.

The Company reserves the right to change the above use of proceeds if management believes it is in the best interests of the Company.

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DILUTION

An early-stage company typically sells its shares (or grants options over its shares) to its founders and early employees at a very low cash cost, because they are, in effect, putting their “sweat equity” into the company. When a company seeks cash from outside investors, the new investors typically pay a much larger sum for their shares than the founders or earlier investors, which means that the cash value of the new investors stake is diluted because each share of the same type is worth the same amount, and the new investor has paid more for the shares than earlier investors did for theirs.

The Company was formed in October of 2013 as a Nevada corporation. Upon its formation, the Company authorized 24,000,000 shares of Common Stock of which 23,000,000 shares were issued on December 30, 2013. Upon receiving payment for the remaining authorized shares, another 1,000,000 shares were issued on September 30, 2016. Subsequently, 525,000 shares were issued for professional services of which 500,000 were issued on June 29, 2015 and 25,000 on December 29, 2017. As of the date of this Offering Circular, the issued and outstanding shares of Common Stock is 24,525,000 shares. During the twelve months ended December 31, 2017, there has been no shares acquired by any officer, director, promoter or affiliated person and no right to acquire any shares was given to any of them.

Existing Shareholder	Amount of Common Stock Owned Prior to Offering(2) (3)	Amount of Common Stock Owned After Maximum Offering(2)(4)
Mr. Richard Ham(1) Chief Executive Officer Thinking Green 170 S Green Valley Pkwy, Ste. 300 Henderson, Nevada 89012	20,000,000 (81.55%)	20,000,000 (54.02%)
Five Minority Shareholders	4,525,000 (18.45%)	4,525,000 (12.22%)
Existing Shareholders	24,525,000 (100.0%)	37,025,000 (100.0%)
New Investors from this Offering	No Shares	12,500,000 (33.76%)

(1)	Represents Common Stock beneficially owned and controlled by Richard Ham, CEO, President, Treasurer and Chairman, and his wife, Carla Ham, Secretary and Director.
(2)	Excludes 2,000,000 shares of Common Stock reserved for potential future issuance up to 2,000,000 shares as an incentive for the developer of the facility upon completion of the project.
(3)	Percentage based on 24,525,000 shares of Common Stock issued and outstanding.
(4)	Assumes that upon the sale of the Maximum Offering, the Company’s Common Stock outstanding will be 37,025,000 shares.

Future Dilution

The Company, for business purposes, may from time to time issue additional shares, which may result in dilution of existing shareholders. Dilution is a reduction in the percentage of a stock caused by the issuance of new stock. Dilution can also occur when holders of stock options (such as company employees) or holders of other optionable securities exercise their options. When the number of shares outstanding increases, each existing stockholder will own a smaller, or diluted, percentage of the Company, making each share less valuable. Dilution may also reduce the value of existing shares by reducing the stock’s earnings per share. There is no guarantee that dilution of the Common Stock will not occur in the future.

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PLAN OF DISTRIBUTION

The Offering will commence promptly after the date of this Offering Circular and will close (terminate) upon the earlier of (1) the sale of 12,500,000 shares of Common Stock, (2) one year from the date this Offering begins, or (3) a date prior to one year from the date this Offering begins that is so determined by the Company in its sole discretion (the “Offering Period”).

The shares of Common Stock are being offered by the Company on a “Best Efforts” basis and without the benefit of a Placement Agent. The Company can provide no assurance that this Offering will be completely sold out. If less than the maximum proceeds are available, the Company’s business plans and prospects for the current fiscal year could be adversely affected. No securities are being offered for the account of security holders; all net proceeds of this Offering will go to the Company.

The Company has made arrangements to place funds raised in this Offering in an escrow maintained by Pacific Mercantile Bank. Any investor who purchases securities in this Offering will have no assurance that other purchasers will invest in this Offering. Accordingly, if the Company should file for bankruptcy protection or a petition for insolvency bankruptcy is filed by creditors against the Company, Investor funds may become part of the bankruptcy estate and administered according to the bankruptcy laws. The proceeds for the Offering will be kept in an escrow account until we complete a closing on a rolling basis of accepted subscriptions. At a closing, the proceeds will be distributed to the Company and the associated Offered Shares will be issued to the investors in such Offered Shares. The Company has the right to terminate this Offering of Securities at any time, regardless of the number of Securities that have sold. If there are no closings, or if funds remain in the escrow account upon termination of this Offering without any corresponding closing or if any prospective Investor’s subscription is rejected, all funds received from such Investors will be returned without interest or deduction

The Securities to be offered with this proposed offering shall be initially offered by Company, mainly by Mr. Richard Ham, the Company’s Founder and Chief Executive Officer. The Company anticipates engaging members of the Financial Regulatory Authority (“FINRA”) to sell the Securities for the Company, though the Company has not yet engaged the Services of any FINRA Broker Dealers. The Company intends to engage a FINRA Broker Dealer to offer the Securities to prospective investors on a “best efforts” basis, and the Company’s Broker Dealers will have the right to engage such other FINRA Broker Dealer member firms as it determines to assist in the Offering. The Company will update this Registration Statement via an amendment to this Registration Statement upon any engagement of a FINRA Broker Dealer to offer the securities.

The Company anticipates that any FINRA Broker Dealer Manager will receive selling commissions of five to ten percent of the Offering Proceeds, which it may re-allow and pay to participating FINRA Broker Dealers who sell the Company’s Securities. The Company’s FINRA Broker Dealer Manager may also sell the Securities as part of a selling group, thereby becoming entitled to retain a greater portion of the selling commissions. Any portion of the selling commissions retained by the FINRA Broker Dealer Manager would be included within the amount of selling commissions payable by the Company and not in addition to.

The Company anticipates that its FINRA Broker Dealer Manager may enter into an agreement with the Company to purchase “Underwriter Warrants.” Should the Company enter into an Underwriter Warrants Agreement with its FINRA Broker Dealer Manager, a copy of the agreement will be filed with the United States Securities and Exchange Commission as an Exhibit to an amended Registration Statement of which this Offering is part.

The Company anticipates that the Company and any FINRA Broker Dealer will each enter into a Broker Dealer Manager Agreement, which will be filed with the United States Securities and Exchange Commission as an Exhibit to an amended Registration Statement of which this Offering is part, for the sale of the Company’s Securities. FINRA Broker Dealers desiring to become members of a Selling Group will be required to execute a Participating Broker Dealer Agreement with the Company’s FINRA Broker Dealer, either before or after the date of this Registration Statement.

In connection with the Company’s selling efforts in this Offering, Richard Ham will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

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Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Richard Ham is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Richard Ham will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Ham is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Ham will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Richard Ham will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

Shares of our Common Stock offered by the Company in this Offering may be sold or distributed from time to time by Richard Ham or directly to one or more purchasers utilizing general solicitation through the internet, social media, and any other means of widespread communication.

In order to subscribe to purchase the Securities, a prospective Investor must complete, sign and deliver the executed Subscription Agreement, Investor Questionnaire and Form W-9 to Thinking Green and either mail or wire funds for its subscription amount in accordance with the instructions included in the Subscription Package.

The Company reserves the right to reject any Investor’s subscription in whole or in part for any reason. If the Offering terminates or if any prospective Investor’s subscription is rejected, all funds received from such Investors will be returned without interest or deduction.

This Offering is made only by means of this Offering Circular and prospective Investors must read and rely on the information provided in this Offering Circular in connection with their decision to invest in the Securities.

Escrow and Technology Services

Prime Trust, LLC will serve as the escrow agent for the Offering. As partial compensation for serving as escrow agent, Prime Trust, LLC, will retain interest accrued from funds deposited in the escrow account whether or not the Offering closes. Prime Trust, LLC is also entitled to certain other itemized administrative fees.

FundAmerica, LLC will provide certain technology services in connection with this Offering. The Company will pay certain technology service fees to FundAmerica, LLC for the technology services provided by it in the Offering, including the online platform by which subscribers may receive, review, execute and deliver subscription agreements electronically.

Prime Trust, LLC and FundAmerica, LLC are not participating as an underwriter of the Offering and will not solicit any investment in the Company, recommend the Company's securities or provide investment advice to any prospective investor, or distribute the Offering Circular or other offering materials to investors. All inquiries regarding this Offering or Escrow should be made directly to the Company.

Investment Limitations

Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth (please see below on how to calculate your net worth). Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Because this is a Tier 2, Regulation A Offering, most investors must comply with the 10% limitation on investment in the Offering. The only investor in this Offering exempt from this limitation is an “accredited investor” as defined under Rule 501 of Regulation D under the Securities Act (an “Accredited Investor”). If you meet one of the following tests you should qualify as an Accredited Investor:

(i)	You are a natural person who has had individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;
(ii)	You are a natural person and your individual net worth, or joint net worth with your spouse, exceeds $1,000,000 at the time you purchase Offered Shares (please see below on how to calculate your net worth);
(iii)	You are an executive officer or general partner of the issuer or a manager or executive officer of the general partner of the issuer;
(iv)	You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or the Code, a corporation, a Massachusetts or similar business trust or a partnership, not formed for the specific purpose of acquiring the Offered Shares, with total assets in excess of $5,000,000;

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(v)	You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Exchange Act, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940 (the “Investment Company Act”), or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958 or a private business development company as defined in the Investment Advisers Act of 1940;
(vi)	You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor;
(vii)	You are a trust with total assets in excess of $5,000,000, your purchase of Offered Shares is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the Offered Shares; or
(viii)	You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $5,000,000.

Offering Period and Expiration Date

This Offering will start on or after the date on which the SEC qualifies the Offering Statement (the “Qualification Date”) and will terminate on the Termination Date.

Procedures for Subscribing

If you decide to subscribe for Offered Shares in this Offering, you should:

Go to the Company’s website, www.thinkinggreen-usa.com, click on the “Invest Now” button and follow the procedures as described.

1.       Electronically receive, review, execute and deliver to us a subscription agreement; and

2.       Deliver funds directly by wire or electronic funds transfer via ACH to the specified account of the Escrow Agent, Prime Trust, LLC

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such subscription agreement upon request after a potential investor has had ample opportunity to review this Offering Circular.

Right to Reject Subscriptions. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to the escrow account, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the shares subscribed at closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

Under Rule 251 of Regulation A, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed 10% of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth).

How to calculate your net worth: For the purposes of calculating your net worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Offered Shares.

In order to purchase Offered Shares and prior to the acceptance of any funds from an investor, an investor will be required to represent, to the Company’s satisfaction, that he is either an accredited investor or is in compliance with the 10% of net worth or annual income limitation on investment in this Offering.

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DESCRIPTION OF BUSINESS

Thinking Green, a developmental stage company, was incorporated on October 17, 2013 in the State of Nevada. Since incorporation, the Company has not made any significant purchases or sales of assets. From inception until the date of this filing, the Company has had limited operating activities, primarily consisting of (i) the incorporation of the Company, (ii) the development of the business plan, (iii) initial equity funding, (iv) the performance of due diligence on potential developers, architects and engineers, (v) location and research for the first facility site, and (vi) beginning to develop strategic partnerships with necessary technical services, vendors, business firms and end users of the products. Richard Ham and the minority shareholders acquired 23,000,000 shares of our Common Stock with a par value of $0.001 per share in 2013 and 1,000,000 shares in 2016 in return for the Company's initial funding.

Thinking Green’s business plan is to build a totally "off-the-grid," self-contained, closed-loop food and green energy production facility.

Thinking Green’s mission is to create integrated, environmentally aware food and clean energy production facilities for carefully selected metropolitan areas that have extraordinary unmet market demand for high-end produce and meats. We will select site locations where we would likely enjoy a monopoly on fresh, ultra-premium, organic, vine ripened produce and local meats.

Our facilities will be self-contained and independent of the local conditions. Thinking Green will integrate solar powered hydroponics/aeroponics and aquaponics, sprouting, conversion of organic waste into energy (and other biofuel production such as algae production if viable in the future), and organic ranching in reproducible and “scalable” facilities.

Our systems will be insulated from the local environmental challenges and will provide ultra-premium produce in even the most challenging locations from the arid deserts of Las Vegas to the frozen tundra of Alaska. We will deliver top quality, fresh, organic, local produce in locations where consumers will pay premium prices for produce that are simply unavailable from any other source… at any price.

Thinking Green’s first “off-the-grid,” self-contained, closed loop healthy food production and green energy facility proposed highlights include:

•	Hydroponics: The first facility to have an estimated 9 acres or more of solar powered greenhouses. The fruit, vegetable and herb products are to be organically grown with no pesticides or chemicals and only all natural fertilizers from the aquaculture farming and anaerobic byproduct.
•	Aquaculture: The first facility to have an estimated 4 acres of fish production. Fish products such as tilapia, shrimp, bluegill, perch, catfish and trout with no antibiotics, chemicals or hormones. The waste from the fish to be used in the hydroponic facility for fertilizer along with the byproduct of the anaerobic digester.
•	Green Energy: The first facility to have an estimated 1 MG Watt or more of self-generated gas powered plant, as well as solar power. All clean energy. Anaerobic digestion of the waste of the animals and foodstuffs will produce enough electricity to power all of the facility and fuel for equipment. Additionally, solar powered greenhouses will contribute to supplying the needs of the facility. Animal and other organic waste material is converted into renewable electricity, renewable vehicle fuel or renewable natural gas. Other byproducts like organic fertilizer, animal supplements, animal bedding can be generated. Solar power will be generated primarily for greenhouse and pure water through reverse osmosis.
•	Livestock: The first facility to have an estimated 1,400 head of livestock for meat production. The animals will be raised in a controlled environment with no hormones or inorganic substances. The initial location outside of Las Vegas expects to feature Wagyu cattle as its main beef product line (as well as other cattle breed). There is a huge demand for this high quality and healthy meat in the Las Vegas restaurants and private tables in the area.
•	Rendering, Packaging & Processing: The first facility to have its own meat rendering, packaging and processing for all its products.
•	Residential Development: The first facility may have enough internally generated power to power 25 to 50 homes. A residential/hospitality development where the Company’s employees, as well as our guests, will have a place to live or stay.
•	Beer Brewery: The first facility to establish a beer brewery to brew its own line of craft beers or ales. Many of the ingredients needed in the brewery are already programmed to be grown for other uses, such as hops and barley for the livestock. Hops are recognized for antimicrobial benefits and can be used for livestock production, processed sugar and animal feed since it is a great alternative to antibiotics. The use of hops in Thinking Green’s own line of beers or ales, other breweries hops sales and Thinking Green’s other closed loop hop needs such as livestock and feedstock production, makes the establishment of its own brewery and growing of beer ingredients a definite positive “value-added” line for the company.
•	Culinary Medicine Cafe: The first facility to include the first culinary medicine café will be the prototype facility. Future typical franchise prime locations for the Culinary Medicine Café would include places such as: (a) medical campuses; (b) in or near hospitals; (c) in or around doctor office complexes; (d) specialty areas like around organic farms/hydroponic arming facilities; and (e) near culinary institutions where there is access to “chefs” (Culinary Medicine School graduates) and kitchen staff trained for this type of restaurant and cooking.

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The Company’s primary business and function will be in growing and producing, marketing and selling its healthy and/or green products (produce, herbal supplements, fertilizer, fish, meat, craft beer, livestock feed, any excess green energy output, etc.) to restaurants, chefs, grocers and individuals on a local basis and, eventually, in other regions in the United States. This is the foundation of the Company’s business and provides a vast array of products that can be marketed to a myriad of consumers, both on an individual and commercial basis.

The first planned location is to be just 30 to 40 minutes outside the metropolitan area of Las Vegas, Nevada in Clark County (population around 2.2 million) just off of a major interstate highway. Enabling the Company to quickly deliver its products, easy access for customers, less governmental restrictions and cost of doing business.

The Company’s secondary business will be in its ability to provide services to produce or grow “designer” produce, meat and fish products for chefs, grocers and other firms, etc. For example, if a culinary chef or grocer would like specific types of tomatoes, or other kinds of produce or products, or specific type of beef or cuts of meat, we may be able to specifically grow or produce those specific items or needs for the chef or grocer.

Additionally, the Company anticipates tours of its facilities (guests, educational and training) and for expansions of additional facilities into other locations. With the concept of the facility being a “living community,” the Company anticipates constructing residential/hospitality housing for its employees, training personnel, guests and, tour visitors.

The Company’s current monthly burn rate is approximately $3,720. It is anticipated that the Company will need additional funds in approximately 60 to 120 days after the Offering Statement is qualified. The breakdown of the Company’s anticipated phases are follows:

Phase I (120 to 150 days at a cost estimated at $3,000,000)

Completion of the qualified final Master Plan with the architectural and engineering firm. The approval of the qualified final Master Plan with the necessary governmental agencies allows for the Company to begin construction. The Company has been working with the applicable agencies and the next step is the qualified final Master Plan submission. Additionally, once the qualified Master Plan is approved, it enables the Company to apply to the USDA financing and other grants, EB-5 Visa program financing and other leasing, lending and other financing programs.

•	The land acquisition and improvement of the land to be ready for construction of the facility.
•	Construction of the initial office building (approximately 15,000 square feet) for construction, operational activities and housing of equipment.
•	Pre-marketing to begin of product lines.

Phase II (next 90 days at a cost estimated at $8,000,000)

Fully functional and operating facility with the exclusion of the methane gas power plant. It is anticipated that the methane gas power plant would be constructed, but would be waiting for final inspection and approval from governmental agencies.

•	Residential/hospitality housing to begin for guests, visitors, tours and employees.
•	Sales of products begin.

Phase III (next 90 days at a cost estimated at $4,000,000)

All facilities completed and operational and “off-the-grid” functioning.

Remaining funds (estimated at $7,500,000) from Offering (if 100% of Offering is sold) is expected to be used for marketing and sales costs, ongoing working capital and other general corporate purposes.

To meet our need for cash and to implement our business plan, we are attempting to raise money from this Offering. If we are successful at raising the maximum amount of this Offering, we believe that such funds will be sufficient to fund our expenses over the next twelve months.

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MONOPOLIZING MARKETS

Thinking Green’s Site Selection Team will identify locations that will provide a “strong competitive advantage,” a de facto monopoly on fresh, ultra-premium produce. Our ideal market dynamic will present customers with the choice to buy our high priced luxury produce or buy our competitors processed, high mileage, box-ripened, fumigated, non-organic, frozen, irradiated produce at even higher prices.

In most of our local markets, we expect to enjoy a monopoly ... and the barriers to entry for competitors will be significant. In each marketplace, we will enjoy the first-mover advantage and build on an entrenched, loyal customer base and establish a solid reputation. Our dominance in any specific market should discourage would-be competitors, and motivate them to seek out one of the many other locations where we are not in operation.

FOOD IS THE ULTIMATE COMMODITY

When most investors think of commodities, things like gold, silver and copper come to mind. However, food and water are also commodities and are actually more important than most of the commodities traded on COMEX. The public can survive forever without silver; the same cannot be said for food.

While you probably don’t know how a computer chip works or why Intel's latest computer chips are superior, investors immediately understand the value of a fresh flavorful berry or vine ripened heirloom tomato without relying on the advice of technical advisors.

HEAVY COMPETITION FOR FARM LAND

Farmland is divided into several tiers of quality. Grade 1, 2 and 3a are referred to as “Best and Most Versatile” land, having the best climate, best access to water and best access to transportation to deliver the finished product.

The other grades are Grade 4 and 5; land which is considered poor quality agricultural land and very poor quality agricultural land.

The Thinking Green facilities location may offer the opportunity to pay Grade 4 and 5 land prices, and through our technology, grow produce equal to or better than that of Grade 1, 2 or 3a farmland. Our facilities will offer maximum fertility, optimal climate, access to water and located close to the customers (to keep costs of transportation to a minimum). Our facilities planned design is potentially provide farming with zero compromises, zero challenges, in locations that are hand-picked for proximity to the end consumers.

THE ART OF SITE SELECTION

Site selection is our most important job.

Many businesses have trouble forecasting market demand, market size, pricing elasticity and other key factors. In our case, we should be able to quantify most of these variables with great accuracy, in advance. Our Site Selection Group will research the existing level of demand and the prices being paid for each specific item of produce (inclusive of existing shipping, customs, tariffs, brokerage fees and so on).

The data used for site evaluation is not speculative; it is hard data, from ongoing verifiable commercial activity. We should be able to forecast the market demand, the optimal product mix and retail pricing we can charge for each existing item before we commit to any specific location. Most of Thinking Green’s produce will simply be displacing inferior existing product.

New Exotic Produce: In some cases however, we will be bringing new and exotic produce to our local markets. In this case, we must estimate pricing and demand for these items. However, we will meet with our future customers and negotiate pricing in advance. We feel confident that these exotic items will, in fact, generate the MOST demand and sell for the HIGHEST prices.

Cost of Production: We will also be able to calculate our cost of production for each location, and thus generate fairly accurate pro-forma income statements that are based in fact, not speculation. Exhaustive analysis and modeling of candidate sites is the key to reproducible long-term profits.

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FUTURE SITES SELECTION CRITERIA

Because our facilities are essentially independent of the local conditions, challenges and constraints, our Site Selection Team will be free to consider almost every location on the planet. The Site Selection Team will evaluate sites using the following criteria:

•	Monopoly Potential: Local markets with the best chance to monopolize the market in fresh, organic, local products.
•	Potential for Enduring Monopoly: Markets with the best chances of retaining that monopoly for decades into the future.
•	Local Factors that Discourage Competitors: Markets where extreme temperatures or lack of land, water, energy or other impediments prevent successful open air farming operations.
•	Consumer Profile: Local markets with very high disposable income.
•	Success of Presales: Before we commit to a location, we will visit local buyers and negotiate sales contracts with them before we even begin production to ensure a market for our products and to reduce the risk even further.
•	Low Supply: Local markets where there is little or no fresh, organic, vine ripened, gourmet produce.
•	Very High Demand: Markets where demand is unusually high (gourmet restaurants, high demand for organic food, boutique produce shops).
•	High Transportation Costs: Markets where fresh or exotic produce must be flown or trucked .... increasing the cost and degrading the quality of the product.
•	Unripe Produce: Locations where fruits and vegetables must be picked before they are ripe (resulting in poor nutritional value, artificial colors, reduced flavor and a generally inferior product), and forced to ripen in a shipping container en route to its final destination.
•	Complete Unavailability of Some Items: Where clients demand specific produce items that do not travel well and are, therefore, never available… at any price.
•	Regulatory Impediments: Where import regulations hurt our imported competition. For example, Japan is so concerned about insects coming in with imported produce that they routinely fumigate produce with poison gas. This process, turns premium firm California strawberries into a box of mush. If we grow locally in markets like this, we will avoid these regulatory issues.
•	Out of Season Demand: Markets where there is demand for “out of season” produce.
•	Excess Demand: Markets where there is demand for high volumes of food; demand that far exceeds the local production capacity.
•	Relative Low Cost of Production: We will favor locations where the land, labor and support services are inexpensive (cheap land considered unattractive for farming or any other use) relative to the sale price of the produce. Thus, even if land and labor are very expensive in a particular location, we may still choose that location if we can charge even higher prices for our products. The ratio of cost to price is the criterion.
•	High Tariffs: Where import taxes and tariffs are abusively high. (Some countries add such heavy taxes that the cost of the produce is doubled or even tripled.) These tariffs hurt our competition and enforces the advantages of local produce.
•	Low Sovereign Risk: In evaluating international locations, we will favor markets with favorable local tax laws, currency risk, political stability, profit repatriation laws and other country specific factors.
•	Minimal Corruption Issues: Many international and even some domestic locations are plagued with corruption, bribery and other issues. We will avoid locations where corruption and bribery are a factor.
•	Subsidies: We will favor locations where subsidies, USDA grants, tax breaks and other incentives for our installations are strongest.
•	Real Estate Appreciation: We will favor locations where the acreage under the facilities is positioned for strong appreciation over the coming years. Real estate value appreciation directly influence our stock price.
•	Agrihood Potential: Agrihoods are a hot, emerging trend in community real estate developments. An Agrihood is a new trend in neighborhood subdivision development that incorporates onsite agriculture. Thinking Green will always consider a site's potential as an Agrihood development.
•	Favorable Long-Term Demographics: We will favor locations where the demographics are moving in our favor. For example, increasing populations, increasing disposable income, decreasing per-capita supply of food and so on.
•	Availability of a Lease Option on the Land: We will prefer the flexibility of a lease-to-purchase on our acreage. If, after an extended trial period, a local market is as strong as we expected, we can complete the purchase of the land. If, on the other hand, a particular market underperforms our expectations, we can terminate the lease and move our modular facility to a new, more accommodating location. We prefer to make a purchase only after we have a proven market.

Locating our facilities in sites that meet the above criteria will assure long-term demand for our products and will allow us to sell in an auction-like seller’s market environment, charging ultra-premium prices to those few customers who will pay the most for our limited production. This model may produce prices that exceed even our most optimistic projections.

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EVALUATING THE LAS VEGAS LOCATION USING THIS CRITERON

Our First Full-Scale Facility

Why Las Vegas, Nevada? Las Vegas is, of course, one of the most dynamic metropolitan areas in the world. Beyond Las Vegas, there are several outlying communities of Henderson, Summerlin and North Las Vegas as well as several cities like Searchlight, Laughlin and Boulder City. This area fits our site selection criteria well and satisfies most of the key criteria.

This entire area is inhospitable for growing food and raising animals due to the extreme temperatures and lack of suitable land. This region imports the vast majority of its food and meat from outside the state and outside the country.

Las Vegas is home to some of the most notable chefs and restaurateurs in the world. Wolfgang Puck, Guy Savoy, Joël Robuchon, Mario Batali, Bobby Flay, Emeril Lagasse, Michael Mina, Hubert Keller, Jean Joho, Charlie Trotter and many more. Fine dining with top of the line food and dishes complemented with world renown service and inspiring environments juxtaposed with almost zero fresh produce output make the Las Vegas metropolitan area one the best location to begin this endeavor.

The Nevada Meat Demand: Approximately $780 million of Meat (all types except poultry) and Rendered Byproducts goods and services were imported into Nevada. Local Nevada industries produced only $58.6 million worth of this commodity.

The initial location outside of Las Vegas will feature Wagyu cattle as its main beef product line. Although there will be more than just this type of cattle, the primary meat will be from the Wagyu cattle variety.

BUSINESS MODEL

Thinking Green’s business model strategic objective is to have food and energy producing facilities that will be self-contained or "off-the-grid." Thinking Green will integrate solar powered hydroponics/aeroponics and aquaponics, sprouting, organic waste into energy (and other biofuel production such as algae production, if viable in the future) and organically raised animals into a reproducible and “scalable” facility.

This Company strategy is to achieve as much as technically possible in an agricultural business, which is a closed system. A sustainable agricultural closed-loop system is defined as:

“An environmentally friendly agricultural production system in which any output is capable of being recycled to create another product.” (QFINANCE, n.d.)1

In short, Thinking Green wants to strive to internally utilize all of its outputs as much as possible to enrich or be more cost effective in the usage of other outputs. And do it in such a manner that it uses as much as possible environmentally safe and sound principles.

All production of energy (clean) for the facilities operations will be internally generated. The generation of clean energy for equipment, heating and cooling, vehicles, possible sale of the excess energy, and operations will come from the organic wastes from the animals within the facility, organic waste from the hydro-aquaponics, local restaurants and grocers, etc. by processing in an onsite anaerobic digester and construction of a solar powered greenhouse.

Thinking Green's portfolio of products will be grown or raised in an organic environment. No hormones or inorganic substances will be entered into during the growth cycle or used in the delivery process. Natural growth processes will be used in order to minimize potential health and environmental concerns. The feedstock for the animals will be grown hydroponically within the facility to "close-the-loop" and enable the facility to be entirely "off-the-grid" and self-sustainable.

There will be very little or neutral ecological impact and controlled environments for growing and producing the healthy and nutritional end products. The scalability and reproducibility of the business model is the main future potential. In other areas of the US and internationally where there is little water (a solar powered desalination plant will be used), land with low productivity or little land available for food production, or lack of energy will be prime locations to duplicate Thinking Green's original system. Being able to be "off-the-grid" with this closed-loop system enables Thinking Green to produce healthy food and clean energy virtually anywhere just by .... THINKING GREEN!

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1 QFINANCE Dictionary (n.d.). Definition of closed-loop production system. Bloomsbury Information Ltd. Retrieved from http://www.qfinance.com/dictionary/closed-loop-production-system

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MARKET ANALYSIS

There are two facets to the “market” for Thinking Green‘s forward thinking closed-loop system. The first is the reproducible aspect, which can be “scaled” to other areas of the country and internationally. In particular, to national and international areas where the climate is extreme or where there is little land and resources for the production of food and energy. Thinking Green‘s first closed-loop system will be outside the metropolitan area of Las Vegas, Nevada. Extreme heat, lack of rain, dry climate and fluctuating soil conditions make for a perfect environment for the first system.

There are other areas in the country where it is dry, extreme temperatures, little cultivable land, water usage is a premium, the food is desired to be organic or where there is just a need for high quantities and quality of food production. Internationally, like the islands of the Caribbean or South Pacific, where almost all of the food is imported and lacking of land for major food supplies or the desert countries of the Middle East. This scalable attribute of the facilities can be decreased, increased or expanded as needed and are self-contained and virtually “off-the-grid.”

Why Las Vegas, Nevada? The second aspect of the marketing of Thinking Green’s facilities and its products is the local demand for those products. Las Vegas is, of course, one of the most dynamic metropolitan areas in the world. Beyond Las Vegas, the outlying communities of Henderson, Summerlin and North Las Vegas as well as several cities like Searchlight, Laughlin and Boulder City. So besides the fact it is inhospitable for growing food and raising animals due to the extreme temperatures and lack of suitable land, it imports the vast majority of its food and meat from outside the state.

Clark County, which Las Vegas is situated in, has a population of 2,000,759 (according to the United States Census Bureau, 2012 estimate)2. The County of Clark is the nation’s 12th largest county and provides extensive regional services to those more than 2,000,000 citizens and 43 million visitors a year. The airport of Las Vegas (McCarran) is the nation’s 8th busiest airport (Clark County, Nevada Office of Public Communications (2013).3 There are 258 grocery stores, 15 supercenters and club stores, 176 convenience stores (no gas), 403 convenience stores (with gas), 1,038 full-service restaurants in Clark County (City-Data.com, n.d.) and 43 catering business consisting of 306 employees with an annual payroll of $4,428,000, the majority in the Las Vegas metropolitan area.4

What may be the most notable collection of chefs in the world have restaurants in Las Vegas. Wolfgang Puck, Guy Savoy, Joël Robuchon, Mario Batali, Bobby Flay, Emeril Lagasse, Michael Mina, Hubert Keller, Jean Joho, Charlie Trotter, and many more. Fine dining with top of the line food and dishes complemented with world renown service and inspiring environments make the Las Vegas metropolitan dynamic the best location to begin this endeavor.

MARKETING & SALES DEVELOPMENT

Marketing and sales for the Company will focus on its vast array of products that can be marketed and sold to a myriad of consumers, both on an individual and commercial basis. The Company’s healthy and/or green products are expected to include various produce, herbal supplements, fertilizer, fish, meat, craft beer and livestock feed. The Company plans to market and sell our products to restaurants, chefs, grocers and individuals on a local basis and, eventually, on a national basis.

Marketing - Thinking Green's marketing plan is multi-faceted. The most obvious is direct market to the myriad of local restaurants, grocers, chefs, farmers markets and direct private customers. In most cases, the location of the Thinking Green facilities will be locales where most foodstuffs are imported or little food is grown or raised for public consumption.

In the Las Vegas market, for example, the vast majority of the food and meat is imported due to extreme climates, lack of water and dry conditions. Yet it has a large population of consumers and world-renown chefs that could have "designer" food produced specifically for their requirements through Thinking Green's facilities. Another facet is the distribution of some of its branded product lines. For example; Thinking Green's branded fertilizer products (i.e., Scotts brand), or its branded meat products (i.e., Omaha Steaks), or Thinking Green's branded health supplements from its production of medicinal and exotic herbs using those distribution models.

A key facet of the Thinking Green future marketing plan is the analysis of other locations domestically and internationally where new facilities can be established taking advantage of lack of water, energy or land. Increasing the market and recognition of the Thinking Green brand and enabling the products to be sold in a "local" way. This "local” method will continue the objective of Thinking Green to control the growth and raising of the food environment, contain fuel and transportation costs and enjoy a relatively monopolistic market environment. Since in most cases, the locale has been assessed as a location which is not conducive to "open field" or typical production of food (for example, Dubai, Caribbean, Philippines).

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2 U.S. Census Bureau (http://quickfacts.census.gov/qfd/states/32/32003.html (2013 , March 11). State and County QuickFacts. Retrieved from http://quickfacts.census.gov/qfd/states/32/32003.html

3 Clark County Nevada Office of Public Communications (2013, February 20). News Release: Rosemary Vassiliadis Names Director of Aviation. Retrieved from http://cms.mccarran.com/dsweb/Get/Document-345627

4 City-Data.com. (n.d.) Clark County, Nevada (NV): Food Environment Statistics. Retrieved from http://www.city-data.com/county/Clark_County-NV.html

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Sales - Thinking Green's local sales plan will entail direct marketing to the restaurants, chefs, grocers, farmers markets and private customers. To access these markets, in-house and external commission compensated sales representatives and wholesale distribution firms will be used. Also, specialized commission based representatives will communicate to the affluent restaurants and chefs or private individuals of a "designer" type approach to producing their food supplies. In other words, they could actually order the varieties and types of food and quantities they need for their customers or personal use and we grow it to their specifications.

Thinking Green will also have its own market place at its facilities where customers can come and select fresh produce and meats. Another sales plan will be using the same type of sales distribution methods used by companies like Omaha Steaks, Scotts brand and Herbal Supplement.

Return sales and the generation of new sales will be key. A customer loyalty/appreciation program will be established using state-of-the-art data analytics and proven techniques to have customers purchase Thinking Green products time and time again. Data analytics will be an important part of the ongoing sales plan to enable over time an efficient and cost effective way to focus on the most likely opportunities for Thinking Green to make sales and for customer loyalty programs.

Thinking Green will use the internet as its conduit for sales and the interaction to its customers and communication for new potential clients.

Governmental Regulation

Food in general, has several regulatory aspects to their growing and handling, which may inhibit access to market. Hydroponic products, however, are essentially food products grown in a controlled environment with low water usage and no pesticides or chemicals.

Likewise, regulatory rules regarding contamination and impurity risks associated with fish production. Aquaculture farming, in the case of indoor aquaculture, for the most part with its closed greenhouse environment and no usage of antibiotics, chemicals or hormones mitigates to a large extent the barriers to market adoption.

In renewable energy production, regulation is the main barrier to market adoption. Environmental considerations and the paperwork necessary for approval are time consuming and can be expensive. Also, sale of excess energy output may be regulated or not accepted by a local utility.

Competition

The location of the planned first facility will be in the Las Vegas, Nevada market. For the hydroponic food products, there is the Nopah Springs farm, which grows all of their produce from seeds. The primary crops are grown inside small greenhouses utilizing hydroponics methods of growing where the crops get optimum nutrition, water and protection from the elements. Its main operation is located in Pahrump in Nye County, Nevada, which is an hour west of Las Vegas. The facility is a 30,000 square foot greenhouse, which is smaller than the planned first Thinking Green facility.

In regard to the competition in aquaculture, a comparable Tilapia Farm model for Nevada, considering climate, temperatures is the Desert Springs Tilapia Farm in Hyder, Arizona, which has seen increases in their tilapia farm since 2008, except for 2011. For 2012, it was a record year, with an estimated 1,000,000 pounds to be sold. They sell primarily in California, Arizona, Las Vegas, and most recently signed a very large contract with Canada.

And in regard to the biomass energy facility, much of the renewable energy from solar power plant and anaerobic digester will be utilized in the closed-loop system for operations, equipment and vehicles with any excess being sold.

Employees and Consultants

Currently, the Company does not have any full-time employees. The Company, after completion of this Offering, intends to hire employees and consultants as needed to support our acquisition, development efforts and business operations.

Legal Proceedings

There are no legal proceedings material to our business or financial condition pending and, to the best of our knowledge, there are no such legal proceedings contemplated or threatened.

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The Offering: The Company is offering a maximum of 12,500,000 shares of Common Stock at a price of $2.00 per share, with all shares having a par value of $0.001. See “Securities Being Offered” section of this Offering Circular for additional information.

Risk Factors: See “Risk Factors” section of this Offering Circular for certain factors that could adversely affect an investment in the Securities Offered.

Use of Proceeds: Proceeds from the sale of Securities will be used to invest in the land, building and construction of the facilities, marketing and working capital and other general corporate purposes. See “Use of Proceeds” section of this Offering Circular for additional information.

Common Stock: Upon the sale of the Maximum Offering, the existing shareholders will hold 66.24% and the investors from this Offering will hold 33.76% of the issued and outstanding shares of Common Stock of the Company. See "Securities Being Offered" and "Dilution" sections of this Offering Circular for additional information.

Preferred Stock: There are no issued and outstanding shares of Preferred Stock of the Company is 0. See "Securities Being Offered" section of this Offering Circular for additional information.

Company Dividend Policy: The Company has never declared or paid any dividends on its Common Stock. See "Securities Being Offered" section of this Offering Circular for additional information.

Company Share Purchase Warrants: The Company has no outstanding warrants for the purchase of shares of the Company’s Common Stock.

Company Convertible Securities: The Company has not issued any convertible securities.

Company Stock Options: The Company has not issued any stock options to current and/or past employees or consultants.

Stock Option Plan: The Company may establish a stock incentive plan in the future. See "Securities Being Offered" section of this Offering Circular for additional information.

Stock Transfer Agent and Registrar: See "Securities Being Offered" section of this Offering Circular for additional information.

Subscription Period: The Offering will commence promptly after the date of this Offering Circular and will close (terminate) upon the earlier of (1) the sale of 12,500,000 shares of Common Stock, (2) one year from the date this Offering begins, or (3) a date prior to one year from the date this Offering begins that is so determined by the Company in its sole discretion (the “Offering Period”). See “Plan of Distribution” section of this Offering Circular for additional information.

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DESCRIPTION OF PROPERTY

The Company does not own any real estate. However, as part of the Offering’s proceeds, the Company is anticipating the acquisition of land for the development and construction of its first facility.

Thinking Green has two land purchase agreements to acquire: (i) a 50 acre tract of land and (ii) a 35 acre tract of unimproved land contiguous with the 50 acre tract for a total of 85 acres.  The combined two tracts of 85 contiguous acreage is the proposed site of the first “off-the-grid,” self-contained, closed loop Thinking Green healthy food production and green energy facility.  It will be the model which can be scaled and reproduced in the future in locations in the United States and other countries.

The facility will be adjacent to the planned World Headquarters of The American Academy of Anti-Aging Medicine (“A4M”) www.A4M.com, www.WorldHealth.net, an organization comprised of over 26,000 members across the globe.  Members include physicians (85% are MD’s, DO’s and MBBS’s), scientists/researchers/health practitioners (12%) and government officials/members of the press and media and the general public (3%) who collectively represent over 120 nations. A4M and Thinking Green have a synergistic series of goals and mutual future interests in promotion of the concept of Thinking Green and facilities at the Las Vegas, Nevada site and in other locations in the US and abroad, to promote global health. A4M also has medical research interests in what Thinking Green is looking to accomplish regarding the use and development of products such as specially designed herbal compounds to enhance the longevity of people around the globe. Education, health promotion and medical research are goals of both concerns.

The American Academy of Anti-Aging Medicine is dedicated to the advancement of tools, technology, and transformations in healthcare that can detect, treat and prevent diseases associated with aging.  The Academy promotes research of practices and protocols that have the potential to optimize the human aging process. It is dedicated to educating healthcare professionals and practitioners, scientists and members of the public on biomedical sciences, breakthrough technologies and medical protocols via education outreach.

Other key attributes of the location for the Thinking Green healthy food production and green energy facility:

•	Located on Interstate 15 approximately 35 minutes northeast of Las Vegas, Nevada;
•	The land has easy and quick access (via the major Interstate 15) to the metropolitan population of Las Vegas and surrounding area which has approximately 2,167,000 people (and projected to be 2,224,000 by the year 2020 according to the demographics from the City of Las Vegas Economic and Urban Development Department and Redevelopment Agency).
•	In addition to the inhabitants of Las Vegas and surrounding area, for the 2017 year end there were 42,208,200 visitors (Las Vegas Convention and Visitors Authority “LVCVA” data);
•	2,374 restaurants, 258 grocery stores, 15 supercenters and club stores and 579 convenience stores;
•	Access to water on the land; and
•	The majority of the food is imported into Clark County, Nevada from outside of the state;
•	Zoned rural which is one of the criteria for United States Department of Agriculture (“USDA”) programs as well as for building and construction rules and regulations.

The Company’s address is 170 S. Green Valley Blvd., Ste. 300, Henderson, Nevada 89012.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of the Company’s Financial Condition and results of operations should be read in conjunction with the Company’s consolidated audited financial statements and the notes thereto appearing elsewhere in this Offering Circular. In addition to historical financial information, the following discussion and analysis contains forward-looking statements (See “Cautionary Statement Regarding Forward-Looking Statements”) that involve risks, uncertainties and assumptions. The Company’s actual results and timing may differ from those anticipated in these forward-looking statements and planning as a result of many factors, including those discussed under “Risk Factors” and elsewhere in this Offering Circular.

The Company is a Developmental Stage Company with limited operating history

The Company was incorporated as a Nevada corporation in October of 2013. Accordingly, the Company has only a limited history upon which an evaluation of its prospects and future performance can be made. The Company’s proposed and limited levels of operations are subject to all business risks associated with new enterprises. The likelihood of the Company’s success must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the expansion of a business, operation in a competitive industry, and the continued development of business operations. There is a possibility that the Company could sustain losses in the future. There can be no assurances that the Company will operate profitably.

Overview

The genesis of Thinking Green came from wanting to build a totally "off-the-grid," self-contained, closed-loop food and green energy production facility in a less than hospitable environment. Where outside elements were not needed to sustain a facility that frankly, is of utmost importance to the future. What more importance is there than having healthy food and keeping the carbon footprint minimal in producing the food and energy?

It then became obvious that it being able to be scaled and reproduced in other either inhospitable environments or in places where the need for food and energy was needed. And in doing so, making it economically viable in building the facilities and building those facilities in a very short amount of time. This project has been developed where the majority of the facilities will be constructed in 120 days and fully operational in approximately 180 days. With the remainder coming online around 270 days.

And it is anticipated that there will be enough excess power where a number of homes for employees of Thinking Green can live onsite or for a development to be built powered and fed by . . . THINKING GREEN!

Imagine, being able to construct this same facility (scaled to the needs and size of each project, of course) in other cities, states or countries. Whether it be in Alaska, Canada, Saudi Arabia, in the Caribbean, Africa or just about anywhere in a matter of around 270 days or less and be fully operational!

And so it was . . . after thousands of pages of research and hundreds of hours of work, discussions and negotiations, the first totally "off-the-grid" facility is ready to be built . . . for a better tomorrow.

What better place to build the first facility? In the desert, but with water, with a major metropolis with some of the greatest chefs like Wolfgang Puck, Guy Savoy, Joel Robuchon, Mario Batali, Bobby Flay, Emeril Lagasse, Michael Mina, Hubert Keller, Jean Joho, Charlie Trotter, etc. and restaurants in the world within 40 minutes, a main Interstate right next to where it is projected to be built and the high profile of Las Vegas to elevate the discussion!

Operating Results

Since its inception, the Company has devoted substantially all of its efforts to business planning, research and development, and raising capital. Accordingly, the Company is considered to be in the development stage, since we are devoting substantially all of our efforts to establishing our business and planned principal operations have not commenced. The Company has generated no revenues from operations and, therefore, lacks meaningful capital reserves.

As of December 31, 2017, we have not generated any revenues and incurred expenses of $4,809. Our operating expenses consist of the costs incurred in organizing the Company and this Offering as well as professional fees. As a result, our net loss for the period from inception through December 31, 2017 was $51,699. Our accumulated deficit at December 31, 2017 was $53,821.

To meet our need for cash, we are attempting to raise money from this Offering. The maximum aggregate amount of this Offering will be required to fully implement our business plan. If we are unable to successfully generate revenue, we may quickly use up the proceeds from this Offering and will need to find alternative sources. If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely.

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Liquidity and Capital Resources

The Company’s consolidated financial statements appearing elsewhere in this Offering Circular have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The Company's ability to continue as a going concern is contingent upon its ability to raise additional capital as required. As of December 31, 2017, the Company had $2,503 in assets and $34,574 in liabilities. As of December 31, 2017, the Company has incurred total expenses since inception of $51,699, related to legal fees associated with this Offering, and general and administrative costs. Since inception, we have generated no revenues and have incurred net losses. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

We intend to raise additional operating funds through equity and/or debt offerings. However, there can be no assurance that we will be successful in our endeavors. Ultimately, the Company will need to achieve profitable operations in order to continue as a going concern.

There is no assurance that we will be able to either (1) achieve a level of revenues adequate to generate sufficient cash flow from operations; or (2) obtain additional financing through either private placement, public offerings and/or bank financing necessary to support our working capital requirements. To the extent that funds generated from operations and any private placements, public offerings and/or bank financing are insufficient, the Company will have to raise additional working capital. No assurance can be given that additional financing will be available, or if available, will be on terms acceptable to the Company. If adequate working capital is not available to the Company, we may be required to curtail our operations.

In management’s opinion, the Company’s cash position is insufficient to maintain its operations at the current level for the next 12 months. We are attempting to raise funds to proceed with our plan of operation. The Company hopes to raise $25,000,000 in this Offering. If we are successful at raising the maximum amount of this Offering, we believe that such funds will be sufficient to fund our expenses over the next twelve months.

Upon the qualification of the Form 1-A, the Company plans to pursue its development strategy. There can be no assurance of the Company's ability to do so or that additional capital will be available to the Company. If so, the Company's objective of developing its first "off-the-grid," self-contained, closed-loop food and green energy production facility will be adversely affected and the Company may not be able to pursue such a strategy if it is unable to finance it. The Company currently has no agreements, arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources. Since the Company has no such arrangements or plans currently in effect, its inability to raise funds for the above purposes will have a severe negative impact on its ability to remain a viable company. There can be no assurance that additional capital will be available to the Company. If we are successful at raising capital by issuing more stock, or securities which are convertible into shares of the Company, your investment will be diluted as a result of such issuance.

We are highly dependent upon the success of this Offering, as described herein. Therefore, the failure thereof would result in the need to seek capital from other resources such as taking loans, which would likely not even be possible for the Company. However, if such financing were available, because we are a development stage company with limited operations to date, we would likely have to pay additional costs associated with high risk loans and be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such debt financing.

There are many federal, state and private funding programs where the Company’s agricultural and green energy project may qualify for. The Company will access federal loans, grants and incentives and will take advantage of any credits available from Federal or State of Nevada programs. There are a number of potential grants, which may be available from private and public sources for this project. The Company will attempt to utilize USDA financing and other grants and intends on pursuing other traditional and non-traditional financing such as equipment loans/leases, building loans/leases and EB-5 Visa program financing, which may become available to supplement this Offering. Accessing these grants and credits would further reduce, if qualified, the cost of the project.

If the Company cannot raise additional proceeds via a private placement of its equity or debt securities, or secure a loan or other financing, the Company would be required to develop and implement a plan to scale back its operations until sufficient additional capital is raised to support further operations or cease its business operations. As a result of the latter, investors would lose all of their investment.

Capital Expenditures

On December 4, 2017, the Company entered into an agreement to purchase fifty acres of unimproved land for a total purchase price of $1,500,000. The closing date of this transaction shall be on or before June 1, 2018 or an extended date as mutually agreed. See “Description of Property”.

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Off-Balance Sheet Arrangements

As of December 31, 2017, we did not have any off-balance sheet arrangements.

Plan of Operations

The Company’s primary goal will be to acquire the land for the first facility, begin construction and marketing campaign, and to further its operations to generate revenues. See “Use of Proceeds” and “Description of Property”.

The project plan timeline and cost for the development of the Thinking Green facility is anticipated to be decreased (in comparison with usual construction timelines and costs) by the proprietary design and concept with “offsite” engineering and manufacturing of some of the structures. The following timelines and cost estimates are based upon the selling of 100% of the Offering. It is anticipated that the entire facility will be fully operational and revenue producing in less than a year. Initial revenues (primarily pre-sales) are anticipated in potentially the latter timeline of Phase I and ongoing day-to-day sales activities in Phase II.

Phase I (120 to 150 days at a cost estimated at $3,000,000)

Completion of the qualified final Master Plan with the architectural and engineering firm. The approval of the qualified final Master Plan with the necessary governmental agencies allows for the Company to begin construction. The Company has been working with the applicable agencies and the next step is the qualified final Master Plan submission. Additionally, once the qualified Master Plan is approved, it enables the Company to apply to the USDA financing and other grants, EB-5 Visa program financing and other leasing, lending and other financing programs.

•	The land acquisition and improvement of the land to be ready for construction of the facility.
•	Construction of the initial office building (approximately 15,000 square feet) for construction, operational activities and housing of equipment.
•	Pre-marketing to begin of product lines.

Phase II (next 90 days at a cost estimated at $8,000,000)

Fully functional and operating facility with the exclusion of the methane gas power plant. It is anticipated that the methane gas power plant would be constructed, but would be waiting for final inspection and approval from governmental agencies.

•	Residential/hospitality housing to begin for guests, visitors, tours and employees.
•	Sales of products begin.

Phase III (next 90 days at a cost estimated at $4,000,000)

All facilities completed and operational and “off-the-grid” functioning.

Remaining funds (estimated at $7,500,000) from Offering (if 100% of Offering is sold) is expected to be used for marketing and sales costs, ongoing working capital and other general corporate purposes.

In the event we raise less than the maximum amount of this Offering, management will attempt to raise additional funds to make up for any shortfall through additional issuances of equity or debt, or obtain financing from financial institutions. The Company will attempt to utilize USDA financing and other grants and will attempt to pursue other traditional and non-traditional financing such as equipment loans/leases, building loans/leases and EB-5 Visa program financing, which may become available to raise additional funds and supplement this Offering. The Company will attempt to locate larger accredited investors and financial institutions for such financing. However, the Company does not have any contacts with, or relationships with, such accredited investors or financial institutions in order to obtain additional financing, and the Company may not be able to obtain needed additional financing. In the event we are unable to obtain additional financing, this would have a materially adverse effect on our ability to execute our overall plan and your investment may be lost.

Assuming the Company receives the net proceeds from the maximum amount of this Offering, in our opinion, we will not need to raise additional funds to meet our plan of operations for the next 12 months.

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DIRECTORS, EXECUTIVE OFFICERS, AND SIGNIFICANT EMPLOYEES

Directors and Executive Officers

Set forth below is information regarding the Company’s officers and directors as of the date of this Offering Circular. Each director serves until the next annual meeting of stockholders and until his or her successor is elected and duly qualified, or until his or her earlier death, resignation or removal. The Company’s executive officers are elected by, and serve at the discretion of, our board of directors.

Name	Position	Age	Term – Since	Approximate hours per month (1)
Richard Ham	Chief Executive Officer, President, Treasurer – Chairman	64	October 2013	48
Carla Ham	Secretary – Director	55	October 2013	45

(1)	Represents the approximate hours per month devoted to the Company’s business. The time devoted to the Company’s business by our officers and directors is on an “as needed” basis. The officers and directors are not full time employees of our Company at the present time.

Business Experience:

Richard Ham (64) – Mr. Ham is the founder of Thinking Green and has served as its Chief Executive Officer, President, Treasurer and Chairman of the Board since October 2013 (inception). Mr. Ham has personal knowledge and experience in areas of the Company’s business model with being raised and participated in the day-to-day activities on the cattle ranch with farming activities. Mr. Ham learned the value of hard work and ethics. Mr. Ham did extensive research and planning for the integration of each component to the Company’s business model. Mr. Ham began his professional and financial services career and started his first business in 1976. Mr. Ham has served as President, Chief Executive Officer and Chairman of the Board for both public and private companies. Mr. Ham is FINRA Series 65 (Investment Adviser Representative) examination qualified.

Carla Ham (55) – Ms. Ham has served as Thinking Green’s Secretary and Director since October 2013 (inception). Ms. Ham was raised on a farm and knowledgeable with the Company’s business model. Ms. Ham learned the value of hard work and ethics. Ms. Ham has served as Secretary and Board Member for both public and private companies. Ms. Ham has worked with Mr. Ham since 1980. Ms. Ham is married to Richard Ham.

Significant Employees

All Members of Thinking Green as listed above are each considered "Significant Employees", and are each "Executive Officers" of the Company. The Company would be materially adversely affected if it were to lose the services of any member of Thinking Green listed above as each has provided significant leadership and direction to the Company.

Family Relationships

Richard Ham and Carla Ham are married. There are no other family relationships between any director, executive officer or significant employee of the Company.

Involvement in Certain Legal Proceedings

None of Thinking Green’s Officers or Directors have been the subject of any criminal proceeding or named as a defendant in a pending criminal proceeding (excluding traffic violations and other minor offenses);

None of Thinking Green’s Officers or Directors have been the subject of any entry of an order, judgment, or decree, not subsequently reversed, suspended or vacated, by a court of competent jurisdiction that permanently or temporarily enjoined, barred, suspended or otherwise limited such person’s involvement in any type of business, securities, commodities, or banking activities;

None of Thinking Green’s Officers or Directors have been the subject of any finding or judgment by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission, the Commodity Futures Trading Commission, or a state securities regulator of a violation of federal or state securities or commodities law, which finding or judgment has not been reversed, suspended, or vacated; and

None of Thinking Green’s Officers or Directors has been the subject of any entry of an order by a self-regulatory organization that permanently or temporarily barred, suspended or otherwise limited such person’s involvement in any type of business or securities activities.

24

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the annual compensation of each of the three highest paid persons who were executive officers or directors of the Company during the Company’s last completed fiscal year ended December 31, 2017. The Company does not have employment agreements with any of our executive officers or other employees, and does not pay them a salary or other compensation at the present time. The Company currently does not pay compensation to its directors. The Company reimburses its officers and directors for reasonable expenses incurred during the course of their performance.

Name	Title	Compensation
Richard Ham	Chief Executive Officer, President, Treasurer, Chairman	$0
Carla Ham	Corporate Secretary, Vice President, Director	$0

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following table sets forth, as of the date of this Offering Circular, the beneficial ownership of the Company’s outstanding Common Stock by (i) all executive officers and directors as a group; (ii) each executive officer or director who beneficially owns more than 10% of the Company’s voting securities; and (iii) any other securityholder known to us to be the beneficially owner of more than 10% of the Company’s voting securities. Each person has sole voting and investment power with respect to the shares of Common Stock shown, and all ownership is of record and beneficial. The only class of stock issued is Common. As of the date of this Offering Circular, there were 24,525,000 shares of the Company’s Common Stock outstanding.

Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act, and generally includes voting power and/or investment power with respect to the securities held. Shares of Common Stock subject to options and warrants currently exercisable or which may become exercisable within 60 days of the date of this Offering Circular, are deemed outstanding and beneficially owned by the person holding such options or warrants for purposes of computing the number of shares and percentage beneficially owned by such person, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person.

Name and Address of Beneficial Owner	Amount of Beneficial Ownership	Percentage of Beneficial Ownership Before Offering(2)(3)	Percentage of Beneficial Ownership After Maximum Offering(2)(4)
Richard Ham (1) Thinking Green 170 S. Green Valley Pkwy, Ste. 300 Henderson, Nevada 89012	20,000,000	81.55%	54.02%
All executive officers and directors as a group (2)	20,000,000	81.55%	54.02%
All executive officers and directors as a group (2)	20,000,000	81.55%	54.02%
(1)	Represents Common Stock beneficially owned and controlled by Richard Ham, CEO, President, Treasurer and Chairman, and his wife, Carla Ham, Secretary and Director.
(2)	Excludes 2,000,000 shares of Common Stock reserved for potential future issuance up to 2,000,000 shares as an incentive for the developer of the facility upon completion of the project.
(3)	Percentage based on 24,525,000 shares of Common Stock issued and outstanding
(4)	Assumes that upon the sale of the Maximum Offering, the Company Common Stock outstanding will be 37,025,000 shares.

25

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Since inception, there have been no transactions, or proposed transactions, which have materially affected or will materially affect us in which any director, executive officer or beneficial holder of more than 10% of the outstanding Common Stock, or any of their respective relatives, spouses, associates or affiliates, has had or will have any direct or material indirect interest. We have no policy regarding entering into transactions with affiliated parties.

Related Party Transaction

Our majority voting shareholder is Richard Ham, the Company’s Chief Executive Officer, and his wife, the Company’s Secretary. Upon the completion of this Offering, Mr. Ham will continue to own the majority of the issued and outstanding controlling Common Stock of the Company. Consequently, Mr. Ham will control the Company’s operations, management and business affairs and will have the ability to control all matters submitted to Stockholders for approval, including:

•	Election of the board of directors;
•	Removal of any directors;
•	Amendment of the Company’s certificate of incorporation or bylaws and
•	Adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination.

SECURITIES BEING OFFERED

The following description summarizes certain matters relating to the securities of the Company and is qualified in its entirety by the provisions of the Company’s Articles of Incorporation and Bylaws, which have been filed as exhibits to the Offering Statement of which this Offering Circular is a part.

This Offering relates to the sale of the Maximum Offering (12,500,000 shares) of our Common Stock, par value $0.001, at an offering price of $2.00 per share.

Authorized Stock

The Company is authorized to issue 75,000,000 shares consisting of 73,000,000 shares of Common Stock, $0.001 par value per share (the "Common Stock") and 2,000,000 shares of Serial Preferred Stock, $0.001 par value per share (the “Preferred Stock”).

Common Stock

As of December 31, 2017, there were 24,525,000 shares of Common Stock outstanding held by 6 stockholders of record. There are 2,000,000 shares of Common Stock reserved for potential future issuance up to 2,000,000 shares as an incentive for the developer of the facility upon completion of the project.

Holders of the Company’s Common Stock are entitled to one vote per share on all matters submitted to a vote of or consent of stockholders of the Company. There is no cumulative voting rights. The holders of the Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available. In the event of liquidation, dissolution or winding-up, holders of the Company’s Common Stock are entitled to share ratably in all assets remaining after payment of all of our debts and other liabilities and the liquidation preference to the holders of any then outstanding Preferred Stock. The holders of Common Stock do not have preemptive rights.

All outstanding shares of Common Stock are, and the Common Stock to be outstanding upon completion of this Offering will be, duly authorized, validly issued, fully paid and non-assessable. Transferability of the Company’s Common Stock may be limited because of the federal and state securities laws and regulations.

Preferred Stock

As of December 31, 2017, there were zero shares of Preferred Stock outstanding.

Preferred Stock may be issued from time to time in one or more series. The Company’s Board of Directors is authorized to provide for the issuance of Preferred Stock in series and to fix and determine from time to time, the designation and relative rights and preferences of the shares of each series and the restrictions or qualifications thereof, including dividend rights, liquidation preferences, redemption rights and terms, sinking fund provisions, conversion rights and the number of shares constituting the series. Except as otherwise required by law or other provision, the holders of the Preferred Stock shall have no voting rights. There is no cumulative voting on any matter. The holders of Preferred Stock shall have conversion rights of Preferred Stock into shares of Common Stock as determined by the Board of Directors. The Company shall be under no obligation to redeem all or any portion of the Preferred Stock at any time.

26

Options and Warrants

None.

Convertible Notes

None

Stock Incentive Plan

The Company may establish a stock incentive plan pursuant to which stock options and awards may be authorized and granted to our executive officers, directors, employees and key consultants. Stock options may be utilized by us in the future to attract one or more new key executives.

Other Debt Securities

In September and October 2016, the Company entered into three unsecured promissory notes in the aggregate principal amount of $27,000 with an individual as follows:

On September 26, 2016, the Company entered into an agreement with an individual to purchase a note for the principal sum of $14,000. The principal sum plus interest at 5% per annum is due and payable 2 years from the date thereof.

On September 30, 2016, the Company entered into an agreement with an individual to purchase a note for the principal sum of $6,500. The principal sum plus interest at 5% per annum is due and payable 2 years from the date thereof.

On October 11, 2016, the Company entered into an agreement with an individual to purchase a note for the principal sum of $6,500. The principal sum plus interest at 5% per annum is due and payable 2 years from the date thereof.

Dividend Policy

The Company plans to retain any earnings for its operations. The Company has never declared or paid any cash dividends to its shareholders, and there are no plans to do so. The declaration of any future dividends is at the discretion of the Board of Directors and will depend on the Company’s revenues, earnings, and financial condition and such other factors as the Board deems relevant.

Indemnification of Directors and Officers:

The Company is incorporated under the laws of Nevada. Nevada General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative other than an action by or in the right of the corporation, a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses including attorneys’ fees incurred in connection with the defense or settlement of such actions and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, agreement, and a vote of stockholders or disinterested directors or otherwise.

The Company’s Certificate of Incorporation and Bylaws provides that it will indemnify and hold harmless, to the fullest extent permitted by Nevada’s General Corporation Law, as amended from time to time, each person that such section grants us the power to indemnify.

Transfer Agent and Registrar

The transfer agent and registrar for the Company’s Common Stock is:

VStock Transfer, LLC

18 Lafayette Place

Woodmere, New York 11598

Phone: (212) 828-8436

Email: Info@VStockTransfer.com

http://www.VStockTransfer.com

27

Share Eligible for Future Sale

Prior to this Offering, there was no public market for our Common Stock. We cannot predict the effect, if any, that market sales of shares of our Common Stock or the availability of shares of our Common Stock for sale will have on the market price of our Common Stock. Sales of substantial amounts of our Common Stock in the public market could adversely affect the market prices of our Common Stock and could impair our future ability to raise capital through the sale of our equity securities.

Upon completion of this Offering, assuming the maximum amount of shares of Common Stock offered in this Offering are sold, there will be 37,025,000 shares of our Common Stock outstanding. This number excludes any issuance of additional shares of Common Stock that could occur in connection with any exercise of warrants outstanding as of the date of this Offering Circular.

The 24,525,000 shares of Common Stock that were not offered and sold in this Offering as well as shares issuable upon the exercise of warrants, are “restricted securities,” as that term is defined in Rule 144 under the Securities Act. These restricted securities are eligible for public sale only if they are registered under the Securities Act or if they qualify for an exemption from registration under Rule 144 under the Securities Act.

The 12,500,000 shares of our Common Stock issued in this Offering (assuming the maximum amount of shares of Common Stock offered in this Offering are sold) will be freely tradable without restriction under the Securities Act, unless those shares are purchased by our affiliates, as that term is defined in Rule 144 under the Securities Act.

Rule 144

In general, a person who has beneficially owned restricted shares of our Common Stock for at least twelve months, in the event we are a reporting company under Regulation A, or at least six months, in the event we have been a reporting company under the Exchange Act for at least 90 days before the sale, would be entitled to sell such securities, provided that such person is not deemed to be an affiliate of ours at the time of sale or to have been an affiliate of ours at any time during the 90 days preceding the sale. A person who is an affiliate of ours at such time would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of shares that does not exceed the greater of the following:

•	1% of the number of shares of our Common Stock then outstanding; or
•	the average weekly trading volume of our Common Stock during the four calendar weeks preceding the filing by such person of a notice on Form 144 with respect to the sale;

provided that, in each case, we are subject to the periodic reporting requirements of the Exchange Act for at least 90 days before the sale. Rule 144 trades must also comply with the manner of sale, notice and other provisions of Rule 144, to the extent applicable.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Regulation A Offering Statement on Form 1-A under the Securities Act with respect to the shares of Common Stock offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the Common Stock offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. Upon the completion of this Offering, we will be required to file periodic reports, proxy statements, and other information with the SEC pursuant to the Securities Exchange Act of 1934. You may read and copy this information at the SEC’s Public Reference Room, 100 F Street, NE, Room 1580, Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, including us, that file electronically with the SEC. The address of this site is www.sec.gov.

28

CONSOLIDATED FINANCIAL STATEMENTS

Thinking Green

F-1

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders

Thinking Green

Las Vegas, NV

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Thinking Green (the Company) as of December 31, 2017 and 2016, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for each of the years in the two-year period ended December 31, 2017, and the related notes (collectively referred to as the consolidated financial statements).  These consolidated financial statements are the responsibility of the Company's management.  In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017 and 2016, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2017, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB.  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Emphasis of Matter

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has suffered losses from operations and has a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Thayer O’Neal Company, LLC

Thayer O’Neal Company, LLC

We have served as the Company's auditor since 2018.

Houston, Texas

April 10, 2018

F-2

THINKING GREEN

CONSOLIDATED BALANCE SHEETS December 31,

	2017	2016
ASSETS
CURRENT ASSETS:
Cash	$3	$2
Advances	2,500	2,500
Total Current Assets	2,503	2,502
TOTAL ASSETS	$2,503	$2,502

LIABILITIES AND STOCKHOLDERS' (DEFICIT)
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$4,331	$2,206
Accounts payable and accrued expenses - Related parties	3,243	–
Current maturities of long-term debt	27,000	–
Total Current Liabilities	34,574	2,206
Long-term debt, net of current maturities	–	27,000
Total liabilities	34,574	29,206

STOCKHOLDERS' (DEFICIT):
Preferred stock, $.001 par value; 2,000,000 shares authorized, 0 shares issued and outstanding at December 31, 2017 and 2016	–	–
Common stock, $.001 par value; 73,000,000 shares authorized; 24,525,000 and 24,500,000 shares issued and outstanding at December 31, 2017 and 2016	24,525	24,500
Additional paid-in capital	225	–
Common stock subscription receivable	(3,000)	(3,542)
Accumulated deficit	(53,821)	(47,662)
Total Stockholders' (Deficit)	(32,071)	(26,704)
TOTAL LIABILITIES AND STOCKHOLDERS' (DEFICIT)	$2,503	$2,502

The accompanying notes are an integral part of these financial statements

F-3

THINKING GREEN

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended
	December 31,
	2017	2016
Contract revenues	$–	$–
Contract costs	–	–
Gross profit	–	–

Operating expenses
General and administrative expenses	4,809	40,709
Total operating expenses	4,809	40,709

(Loss) from operations	(4,809)	(40,709)

Other income/(expense)
Interest expense	(1,350)	(337)

(Loss) from operations before income taxes	(6,159)	(41,046)

Provisions for income taxes	–	–

Net (loss)	$(6,159)	$(41,046)

(Loss) per share - Basic and diluted	$(0.00)	$(0.00)

Weighted average shares outstanding - Basic and diluted	24,500,137	23,754,795

The accompanying notes are an integral part of these financial statements

F-4

THINKING GREEN

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' (DEFICIT)

For the Years Ended December 31, 2017 and 2016

					Common
					Stock
	Preferred Stock		Capital Stock		Subscription	Paid-in	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Receivable	Capital	(Deficit)	(Deficit)
BALANCE, January 1, 2016	–	$–	23,500,000	$23,500	$(3,542)	$–	$(6,616)	$13,342

Common stock issued for cash	–	–	1,000,000	1,000	–	–	–	1,000

Net (loss) for the year ended December 31, 2016	–	–	–	–	–	–	(41,046)	(41,046)

BALANCE, December 31, 2016	–	–	24,500,000	24,500	(3,542)	–	(47,662)	(26,704)

Stock subscription paid	–	–	–	–	542	–	–	542

Common stock issued for services	–	–	25,000	25	–	225	–	250

Net (loss) for the year ended December 31, 2017	–	–	–	–	–	–	(6,159)	(6,159)

BALANCE, December 31, 2017	–	$–	24,525,000	$24,525	$(3,000)	$225	$(53,821)	$(32,071)

The accompanying notes are an integral part of these financial statements

F-5

THINKING GREEN

CONSOLIDATED STATEMENTS OF CASH FLOW

	Year Ended
	December 31,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Continuing operations
Net (loss)	$(6,159)	$(41,046)
Adjustments to reconcile net loss to net cash used in operating activities:
Common stock issued for services	250	–
Changes in assets and liabilities:
(Increase) in advances	–	(2,500)
Decrease in deposit	–	50
Increase in accounts payable and accrued expenses	5,368	1,749
Net cash (used) in operating activities	(541)	(41,747)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from notes payable	–	27,000
Proceeds from sale of common stock	542	14,729
Net cash provided by financing activities	542	41,729
Net increase in cash	1	(18)
CASH AT BEGINNING PERIOD	2	20

CASH AT END OF PERIOD	$3	$2

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$–	$–
Cash paid for income taxes	$–	$–

NON-CASH TRANSACTIONS
Shares issued for consulting services	$250	$–

The accompanying notes are an integral part of these financial statements

F-6

THINKING GREEN

Notes to Consolidated Financial Statements

December 31, 2017 and 2016

NOTE 1 – Nature of the Business and Basis of Presentation

Description of the Company and Business

Thinking Green is a Nevada corporation that is to become an integrated environmentally aware food producer for metropolitan areas where there may be inherent detrimental aspects to food growing and delivery of food. Thinking Green will integrate solar powered hydro-aquaponics, sprouting, organic waste into energy, and organically raised animals into an "off-the-grid" reproducible and “scalable” facility.

Thinking Green Energy LLC was organized on April 26, 2013. The subsidiary was created to be the entity to integrate solar powered hydro-aquaponics and other off the grid energy sources into sprouting, organic waste into energy, and organically raised animals into an "off-the-grid" reproducible and “scalable” facility.

Basis of Presentation

The accompanying consolidated financial statements of Thinking Green (“Thinking”) and its subsidiary (collectively, the “Company”) have been prepared in accordance with accounting principles generally accepted in the United States of America.

Principles of Consolidation

The consolidated financial statements include the accounts of Thinking Green and its wholly-owned subsidiary, Thinking Green Energy LLC. All significant inter-company accounts and transactions have been eliminated in consolidation.

Concentration of Risk

The Company places its cash and temporary cash investments with established financial institutions.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

Fair Value of Financial Instruments

Effective January 1, 2008, the Company adopted FASB ASC 820, Fair Value Measurements and Disclosures, Pre Codification SFAS No. 157, “Fair Value Measurements”, which provides a framework for measuring fair value under GAAP. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The standard also expands disclosures about instruments measured at fair value and establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The standard describes three levels of inputs that may be used to measure fair value:

Level 1 — Quoted prices for identical assets and liabilities in active markets;

Level 2 — Quoted prices for similar assets and liabilities in active markets; quoted prices for identical or similar assets and liabilities in markets that are not active; and model-derived valuations in which all significant inputs and significant value drivers are observable in active markets; and

Level 3 — Valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

F-7

THINKING GREEN

Notes to Consolidated Financial Statements

December 31, 2017 and 2016

The Company designates cash equivalents (consisting of money market funds) and investments in securities of publicly traded companies as Level 1. The total amount of the Company’s investment classified as Level 3 is de minimis.

The fair value of the Company’s debt as of December 31, 2017 and 2016 approximated fair value at those times.

Fair value of financial instruments: The carrying amounts of financial instruments, including cash and cash equivalents, short-term investments, accounts payable, accrued expenses and notes payables approximated fair value as of December 31, 2017 and 2016 because of the relative short-term nature of these instruments. At December 31, 2017 and 2016 the fair value of the Company’s debt approximates carrying value.

Stock-based Compensation

The Company records stock-based compensation in accordance with ASC 718, Compensation - Stock Based Compensation and ASC 505, Equity Based Payments to Non-Employees, which requires the measurement and recognition of compensation expense based on estimated fair values for all share-based awards made to employees and directors, including stock options.

ASC 718 requires companies to estimate the fair value of share-based awards on the date of grant using an option-pricing model. The Company uses the Black-Scholes option-pricing model as its method of determining fair value. This model is affected by the Company's stock price as well as assumptions regarding a number of subjective variables. These subjective variables include, but are not limited to the Company's expected stock price volatility over the term of the awards, and actual and projected employee stock option exercise behaviors. The value of the portion of the award that is ultimately expected to vest is recognized as an expense in the consolidated statements of operations over the requisite service period.

All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable.

Revenue Recognition

The Company applies paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition.  The Company recognizes revenue when it is realized or realizable and earned less estimated future doubtful accounts.  The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

Capitalized development expenditure is measured at cost less accumulated amortization and impairment losses, if any. Development expenditure initially recognized as an expense is not recognized as assets in the subsequent period. The development expenditure is amortized on a straight-line method over a period of not exceeding 5 years when the products are ready for sale or use. In the event that the expected future economic benefits are no longer probable of being recovered, the development expenditure is written down to its recoverable amount.

Research and development costs represent the costs of developing and perfecting Thinking Green’s products as well as marketing and planning for those products. These costs are charged to expense as incurred.

F-8

THINKING GREEN

Notes to Consolidated Financial Statements

December 31, 2017 and 2016

Advertising

Advertising costs are expensed as incurred.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Management makes these estimates using the best information available at the time the estimates are made; however actual results could differ materially from those estimates.

Due to uncertainties in the process of estimating the progress toward completion on uncompleted jobs, it is at least reasonably possible that gross profit on those jobs will be revised in the near-term, and those revisions may be material.

Income Taxes

The Company accounts for income taxes under Section 740-10-30 of the FASB Accounting Standards Codification. Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the consolidated statements of operations in the period that includes the enactment date.

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”). Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.

The Company had no material adjustments to its liabilities for unrecognized income tax benefits according to the provisions of Section 740-10-25.

Loss Per Share

Net loss per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification.  Basic net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period.  Diluted net loss per share is computed by dividing net loss by the weighted average number of shares of common stock and potentially outstanding shares of common stock during each period.  There were no potentially dilutive shares outstanding as of December 31, 2016 and December 31, 2017.

Recent Accounting Pronouncements

We do not expect the adoption of recently issued accounting pronouncements to have a significant impact on our consolidated results of operations, financial position or cash flow.

F-9

THINKING GREEN

Notes to Consolidated Financial Statements

December 31, 2017 and 2016

Reclassifications

Certain amounts have been reclassified and represented to conform to the current consolidated financial statement presentation.

NOTE 2 – Financial Condition and Going Concern

The Company’s consolidated financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company sustained operating losses in the current and prior years and may not achieve the level of profitable operations to sustain its activities. These factors raise substantial doubt as to its ability to obtain debt and/or equity financing and achieve profitable operations.

Management intends to raise additional operating funds through equity and/or debt offerings. However, there can be no assurance management will be successful in its endeavors. Ultimately, the Company will need to achieve profitable operations in order to continue as a going concern.

There are no assurances that Thinking will be able to either (1) achieve a level of revenues adequate to generate sufficient cash flow from operations; or (2) obtain additional financing through either private placement, public offerings and/or bank financing necessary to support its working capital requirements. To the extent that funds generated from operations and any private placements, public offerings and/or bank financing are insufficient, the Company will have to raise additional working capital. No assurance can be given that additional financing will be available, or if available, will be on terms acceptable to Thinking. If adequate working capital is not available to Thinking it may be required to curtail its operations.

NOTE 3 – Advances

The Company has advanced $2,500 to a shareholder who is active in business operations to be used as an expense advance for corporate operations.

NOTE 4 – Income Taxes

Effective January 1, 2007, we adopted the provisions of ASC 740-10 (formerly known as FIN No. 48, Accounting for Uncertainty in Income Taxes). ASC 740-10 clarifies the accounting for uncertainty in income taxes recognized in a company’s financial statements. ASC 740-10 requires a company to determine whether it is more likely than not that a tax position will be sustained upon examination based upon the technical merits of the position. If the more-likely-than-not threshold is met, a company must measure the tax position to determine the amount to recognize in the financial statements. The application of income tax law is inherently complex. Laws and regulation in this area are voluminous and are often ambiguous. As such, we are required to make many subjective assumptions and judgments regarding the income tax exposures. Interpretations and guidance surrounding income tax laws and regulations change over time. As such, changes in the subjective assumptions and judgments can materially affect amounts recognized in the consolidated balance sheets and consolidated statements of operations.

At the adoption date of January 1, 2007, we had no unrecognized tax benefit, which would affect the effective tax rate if recognized. There has been no significant change in the unrecognized tax benefit during the year ended December 31, 2017.

We classify interest and penalties arising from the underpayment of income taxes in the consolidated statements of operations under general and administrative expenses. As of December 31, 2017, we had no accrued interest or penalties related to uncertain tax positions. The tax years 2016, 2015 and 2014 federal return remains open to examination.

F-10

THINKING GREEN

Notes to Consolidated Financial Statements

December 31, 2017 and 2016

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

The components of deferred income tax assets (liabilities) at December 31, 2017, were as follows:

	Balance	Rate	Tax
Federal loss carryforward (expires through 2037)	$53,821	21%	$11,302
Valuation allowance			(11,302)
Deferred tax asset			$–

NOTE 5 – Notes Payable

Non-Related Party Notes

Note Date	Due Date	Principal	Interest Rate
9/26/16	9/26/18	14,000	5%
9/30/16	9/30/18	6,500	5%
10/11/16	10/11/18	6,500	5%

The Company has three notes payable to an individual totaling $27,000 due September 26 to October 11, 2018 that bears interest at 5%.

The Company will pay any principle and accrued interest on the maturity dates.

NOTE 6 – Equity

The Company has 75,000,000 shares authorized consisting of 73,000,000 shares of common stock at $0.001 par value and $2,000,000 shares of Serial Preferred Stock at $0.001 par value. Each share of common stock shall entitle the holder thereof to one vote on any matter submitted to a vote of or for consent of holders of common stock. In the event of any liquidation, dissolution or winding-up of the corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Company and any amounts to which the holders of any Serial Preferred Stock shall be entitled, as hereinafter provided, the holders of Common Stock shall be entitled to share ratably in the remaining assets of the corporation.

Voting Rights

The holders of the shares of Common Stock or Serial Preferred Stock shall not be entitled to cumulative voting on any matter. Except as otherwise required by law or pursuant to any other provision hereof, the holders of Serial Preferred shall have no voting rights.

Common Stock

The Company issued 1,000,000 shares of its common stock at $.001 per share on September 30, 2016 for total cash consideration of $1,000.

The Company issued 25,000 shares of its common stock at $.01 per share on December 29, 2017 for total consideration of $250 for services rendered.

F-11

THINKING GREEN

Notes to Consolidated Financial Statements

December 31, 2017 and 2016

NOTE 7 – Purchase and Sale Agreement/Acquisition of Land

On December 4, 2017, the Company entered into an agreement to fifty acres of unimproved land for a total purchase price of $1,500,000 in cash and contingent warrants. The contingent warrants allow the purchase of 7,695,000 shares of common stock at $0.065 per share. The exercise date of these warrants is the earlier of June 1, 2018 or 5 days following the title escrow closing. As of December 31, 2017, none of these warrants have been exercised.

NOTE 8 – Contingencies and Litigation

At the report date, the Company had no material unrecorded contingencies.

NOTE 9 – Subsequent Events

The Company has evaluated all events that occurred after the consolidated balance sheet date of December 31, 2017 through April 10, 2018, the date the consolidated financial statements were available to be issued. The Management of the Company determined that there were no reportable subsequent events to be disclosed.

F-12

PART III – EXHIBITS

Index to Exhibits

Exhibit No.	Description of Exhibits	Manner of Filing
2.1	Certificate of Incorporation	Previously Filed
2.2	Bylaws	Previously Filed
4.1	Form of Subscription Agreement	Previously Filed
6.1	Form of Promissory Note	Previously Filed
6.2	Form of Warrant	Previously Filed
6.3	Purchase and Sale Agreement - 50 acres	Filed herewith
6.4	Option Agreement - 35 acres	Filed herewith
8.1	Form of Escrow Agreement	Previously Filed
11.1	Consent of Independent Registered Accounting Firm	Previously Filed
12.1	Opinion of Counsel	Previously Filed

III-1

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Henderson, State of Nevada, on May 15, 2018.

THINKING GREEN By: /s/ Richard Ham Richard Ham Chief Executive Officer

This Offering Statement has been signed below by the following persons in the capacities and on the dates indicated.

/s/ Richard Ham

Richard Ham

Chairman of the Board, Chief Executive Officer (Principal Executive Officer),

Principal Financial Officer and Principal Accounting Officer

May 15, 2018

III-2